                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                     NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.,
                               THE SHAREHOLDERS OF
                     NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
                      LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                             ROPER INDUSTRIES, INC.



                          Dated as of October 21, 2003

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                               PAGE
                                                                                                               ----

ARTICLE I DEFINITIONS.............................................................................................2

   SECTION 1.1.         DEFINITIONS...............................................................................2

ARTICLE II PURCHASE AND REDEMPTION OF SHARES AND TREATMENT OF OPTIONS.............................................9

   SECTION 2.1.         AGREEMENT FOR THE PURCHASE AND SALE OF SHARES.............................................9
   SECTION 2.2.         AGGREGATE PURCHASE PRICE.................................................................10
   SECTION 2.3.         PAYMENT OF PURCHASE PRICE................................................................10
   SECTION 2.4.         FUNDS FLOW STATEMENT.....................................................................12
   SECTION 2.5.         PAYMENTS OF OTHER AMOUNTS PAYABLE AT CLOSING.............................................12
   SECTION 2.6.         CLOSING DATE.............................................................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................13

   SECTION 3.1.         CORPORATE ORGANIZATION...................................................................13
   SECTION 3.2.         CORPORATE AUTHORITY......................................................................13
   SECTION 3.3.         CAPITAL STOCK............................................................................14
   SECTION 3.4.         SUBSIDIARIES.............................................................................16
   SECTION 3.5.         FINANCIAL STATEMENTS.....................................................................16
   SECTION 3.6.         ABSENCE OF CERTAIN CHANGES...............................................................17
   SECTION 3.7.         NO UNDISCLOSED LIABILITIES...............................................................18
   SECTION 3.8.         TAXES....................................................................................18
   SECTION 3.9.         GOVERNMENTAL PERMITS.....................................................................20
   SECTION 3.10.        OWNED REAL PROPERTY......................................................................20
   SECTION 3.11.        REAL PROPERTY LEASES.....................................................................20
   SECTION 3.12.        INTELLECTUAL PROPERTY....................................................................21
   SECTION 3.13.        LABOR RELATIONS..........................................................................21
   SECTION 3.14.        EMPLOYEE BENEFIT PLANS...................................................................22
   SECTION 3.15.        CERTAIN CONTRACTS........................................................................23
   SECTION 3.16.        GOVERNMENTAL CONSENTS AND APPROVALS......................................................24
   SECTION 3.17.        LITIGATION...............................................................................24
   SECTION 3.18.        ENVIRONMENTAL MATTERS....................................................................24
   SECTION 3.19.        INSURANCE................................................................................25
   SECTION 3.20.        FINDERS..................................................................................25
   SECTION 3.21.        TITLE TO ASSETS..........................................................................25
   SECTION 3.22.        TRANSACTIONS WITH AFFILIATES.............................................................25
   SECTION 3.23.        NOTES....................................................................................26
   SECTION 3.24.        PRODUCT AND SERVICE WARRANTIES...........................................................26
   SECTION 3.25.        CLOSING DATE TRANSACTION EXPENSE STATEMENT...............................................26

ARTICLE IV INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE CONVERTIBLE PREFERRED
                        STOCKHOLDERS.............................................................................26

   SECTION 4.1.         REPRESENTATIONS OF CONVERTIBLE PREFERRED STOCKHOLDERS....................................26
   SECTION 4.2.         REPRESENTATIONS OF SELLERS...............................................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................28

   SECTION 5.1.         ORGANIZATION.............................................................................28
   SECTION 5.2.         AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................29
   SECTION 5.3.         NONCONTRAVENTION.........................................................................29
   SECTION 5.4.         GOVERNMENTAL CONSENTS....................................................................29
   SECTION 5.5.         INVESTMENT INTENT........................................................................29
   SECTION 5.6.         STATUS AS ACCREDITED INVESTOR............................................................29
   SECTION 5.7.         FINANCIAL CAPABILITY; SOLVENCY...........................................................30
   SECTION 5.8.         NO OUTSIDE RELIANCE......................................................................30

ARTICLE VI ADDITIONAL COVENANTS..................................................................................30

   SECTION 6.1.         CONDUCT OF BUSINESS OF THE NEPTUNE COMPANIES.............................................30
   SECTION 6.2.         CONFIDENTIALITY..........................................................................33
   SECTION 6.3.         CERTAIN EFFORTS..........................................................................33
   SECTION 6.4.         NO PUBLIC ANNOUNCEMENT...................................................................34
   SECTION 6.5.         DIRECTORS' AND OFFICERS' INDEMNIFICATION.................................................35
   SECTION 6.6.         INVESTIGATION OF THE COMPANY BY PURCHASER................................................36
   SECTION 6.7.         NO SOLICITATION; ACQUISITION PROPOSALS...................................................36
   SECTION 6.8.         REGISTRATION STATEMENT ON FORM S-3.......................................................36
   SECTION 6.9.         EMPLOYEE BENEFIT PLANS...................................................................36
   SECTION 6.10.        INTERIM FINANCIALS; COOPERATION WITH FINANCING...........................................37
   SECTION 6.11.        CHARTER AND STOCKHOLDER AGREEMENT........................................................38
   SECTION 6.12.        DAP......................................................................................38

ARTICLE VII CONDITIONS TO OBLIGATIONS OF PURCHASER...............................................................38

   SECTION 7.1.         NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...............................38
   SECTION 7.2.         RESIGNATIONS OF DIRECTORS................................................................39
   SECTION 7.3.         LITIGATION...............................................................................39
   SECTION 7.4.         GOVERNMENTAL APPROVALS...................................................................39
   SECTION 7.5.         NO MATERIAL ADVERSE EFFECT...............................................................39
   SECTION 7.6.         CLOSING DATE PAYOFF LETTERS; RELEASE OF LIENS............................................40
   SECTION 7.7.         CLOSING DATE TRANSACTION EXPENSE STATEMENT...............................................40
   SECTION 7.8.         STOCKHOLDER AGREEMENT....................................................................40
   SECTION 7.9.         REDEMPTION...............................................................................40
   SECTION 7.10.        STOCK AND OPTION CERTIFICATES............................................................41
   SECTION 7.11.        GENERAL..................................................................................41
   SECTION 7.12.        FIRPTA AFFIDAVIT.........................................................................41

   SECTION 7.13.        CLOSING DATE EXHIBIT A...................................................................41
   SECTION 7.14.        FUNDS FLOW STATEMENT.....................................................................41
   SECTION 7.15.        DAP......................................................................................41

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, THE SELLERS AND THE CONVERTIBLE
                        PREFERRED STOCKHOLDERS...................................................................41

   SECTION 8.1.         NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...............................42
   SECTION 8.2.         LITIGATION...............................................................................42
   SECTION 8.3.         GOVERNMENTAL APPROVALS...................................................................42

ARTICLE IX TERMINATION...........................................................................................42

   SECTION 9.1.         TERMINATION..............................................................................42

ARTICLE X INDEMNIFICATION........................................................................................43

   SECTION 10.1.        ARTICLE III INDEMNIFICATION OBLIGATIONS..................................................43
   SECTION 10.2.        ARTICLE IV INDEMNIFICATION OBLIGATIONS...................................................43
   SECTION 10.3.        CLAIMS PERIOD............................................................................44
   SECTION 10.4.        LIMITATIONS..............................................................................44

ARTICLE XI MISCELLANEOUS.........................................................................................44

   SECTION 11.1.        AMENDMENT AND MODIFICATION...............................................................44
   SECTION 11.2.        NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................44
   SECTION 11.3.        PARTIAL INVALIDITY.......................................................................44
   SECTION 11.4.        EXECUTION IN COUNTERPARTS................................................................44
   SECTION 11.5.        ASSIGNMENT; SUCCESSORS AND ASSIGNS.......................................................45
   SECTION 11.6.        TITLES AND HEADINGS......................................................................45
   SECTION 11.7.        SCHEDULES AND EXHIBITS...................................................................45
   SECTION 11.8.        KNOWLEDGE................................................................................45
   SECTION 11.9.        WAIVERS..................................................................................45
   SECTION 11.10.       WAIVER OF JURY TRIAL.....................................................................46
   SECTION 11.11.       EXPENSES.................................................................................46
   SECTION 11.12.       NOTICES..................................................................................46
   SECTION 11.13.       ENTIRE AGREEMENT.........................................................................47
   SECTION 11.14.       NO THIRD PARTY BENEFICIARIES.............................................................47
   SECTION 11.15.       GOVERNING LAW; JURISDICTION; FORUM.......................................................47
   SECTION 11.16.       NO IMPLIED REPRESENTATIONS...............................................................48

SCHEDULES

Schedule 1                 Sellers and Convertible Preferred Stockholders
Schedule 1.1(a)            Bonus Agreements
Schedule 1.1(b)            Robert Geckle Payment
Schedule 3.1               Foreign Qualifications
Schedule 3.2               Conflicts
Schedule 3.3(c)            Agreements Regarding Capital Stock
Schedule 3.3(d)            Authorization of Capital Stock
Schedule 3.4               Subsidiaries
Schedule 3.6               Absence of Certain Changes
Schedule 3.7               Debt
Schedule 3.8               Taxes
Schedule 3.9               Governmental Permits
Schedule 3.10              Owned Real Property
Schedule 3.11              Scheduled Leases
Schedule 3.12              Intellectual Property
Schedule 3.13              Labor Relations
Schedule 3.14              ERISA Matters
Schedule 3.15              Company Contracts
Schedule 3.16              Governmental Consents and Approvals
Schedule 3.17(a)           Litigation
Schedule 3.17(b)           Asbestos Litigation
Schedule 3.18              Environmental Matters
Schedule 3.19              Insurance
Schedule 3.20              Finders
Schedule 3.21              Title to Assets
Schedule 3.22              Transactions with Affiliates
Schedule 3.23              Notes
Schedule 3.24              Product and Service Warranties
Schedule 5.3               Purchaser Conflicts
Schedule 6.1               Conduct of Business
Schedule 11.8              Knowledge of Certain Persons

EXHIBITS

Exhibit A:                 Capital Stock
Exhibit 1.1:               Adjustment Amount
Exhibit 6.11:              Amended Certificate of Designation
Exhibit 7.14:              Form of Funds Flow Statement Acknowledgement
Exhibit 10.1:              Seller's Percentage

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 21, 2003, is entered into by and among NEPTUNE TECHNOLOGY GROUP HOLDINGS INC., a Delaware corporation (the "Company"), those Persons listed on Schedule 1 hereto, and ROPER INDUSTRIES, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

         A. As of the date hereof, the outstanding equity securities of the Company consist of shares of (i) Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), held by the holders (the "Class A Stockholders") listed on Exhibit A hereto, (ii) Class D Common Stock, par value $0.01 per share (the "Class D Common Stock"), held by the holders (the "Class D Stockholders" and together with the Class A Stockholders, the "Sellers") listed on Exhibit A hereto and (iii) Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), held by the holders (the "Convertible Preferred Stockholders") listed on Exhibit A hereto.

         B. After giving effect to the amendment to the Company's charter as contemplated by this Agreement and in accordance with the terms of such amended charter, all of the outstanding shares of Convertible Preferred Stock will, immediately prior to the closing contemplated by this Agreement, either be converted into shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") and sold pursuant to this Agreement or redeemed by the Company.

         C. The outstanding options to purchase equity securities of the Company consist of options (the "Options") to purchase Class A Common Stock held by the holders (the "Option Holders") listed on Exhibit A hereto.

         D. The Sellers are, in the aggregate, the owners of 100% of the outstanding shares of Class A Common Stock and Class D Common Stock and, to the extent the Convertible Preferred Stock has been converted into Class B Common Stock as of the closing contemplated by this Agreement, the Convertible Preferred Stockholders will be, in the aggregate, the owners of 100% of the outstanding shares of Class B Common Stock.

         E. The Sellers and Convertible Preferred Stockholders desire to sell to Purchaser and Purchaser desires to purchase from the Sellers and Convertible Preferred Stockholders all of the outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock.

         F. Pursuant to the terms of the Option Agreements and this Agreement, upon closing of the transactions contemplated by this Agreement, each Option will be cancelled and the holder thereof will be entitled to receive, on a per share basis, with respect to the entire exercisable but unexercised portion of such Option, the same consideration that the Class A Stockholders will receive per share less the applicable exercise price and applicable withholding taxes.

         G. As a result of the foregoing, upon consummation of the transactions contemplated hereby Purchaser will acquire ownership of 100% of the outstanding shares of capital stock of the Company and all Options will either be fully exercised or otherwise cancelled.

         H. In order to induce Purchaser to enter into this Agreement, concurrently with the execution of this Agreement, each of Charles C. DiLaura, Henry T. Golden, Lawrence M. Russo, Thierry W. Swinson, Kent O. Murray, David Stoddart, Joe Irving Breeding, James W. Nusbaum and Joseph M. Bridges (all of whom are stockholders of the Company) has entered into (a) an employment agreement with the Company and Purchaser and (b) a noncompete agreement with Purchaser.

         I. In order to induce Purchaser to enter into this Agreement, concurrently with the execution of this Agreement, Investcorp International, Inc., a Delaware corporation ("III") (which is an affiliate of certain stockholders of the Company), has entered into a Nondisclosure and Nonsolicitation Agreement with Purchaser.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS


         Section 1.1. Definitions. In addition to the other words and terms that may be defined elsewhere in this Agreement, as used in this Agreement, the following words and terms shall have the meanings specified or referred to below:

         "Acquisition Proposal" shall have the meaning specified in Section 6.7 of this Agreement.

         "Adjustment Amount" shall have the meaning specified in Exhibit 1.1 of this Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Agreement" shall mean this Agreement.

         "Assignee" shall have the meaning specified in this Agreement.

         "Assignor" shall have the meaning specified in Section 3.12(e) of this Agreement.

         "Bonus Agreements" shall have the meaning specified in the Bonus Expenses definition.

         "Bonus Expenses" shall mean the sum of (a) the aggregate amount payable to or for the benefit of certain employees of the Neptune Companies as a result of the transactions contemplated by this Agreement pursuant to the bonus agreements (the "Bonus Agreements") by and between the Company and such employees, dated April 1, 2003, and listed on Schedule 1.1(a) and (b) Two Hundred Fifty-Nine Thousand Nine Hundred Dollars and Thirty-One Cents ($259,900.31) payable to Robert Geckle pursuant to item (i) in Schedule 1.1(b).

         "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the city of New York, New York.

         "Certificate of Designation" shall have the meaning specified in
Section 3.3(d) of this Agreement.

         "Charter" shall have the meaning specified in Section 3.3(d) of this Agreement.

         "Class A Common Stock" shall have the meaning specified in the recitals of this Agreement.

         "Class B Common Stock" shall have the meaning specified in the recitals of this Agreement.

         "Class D Common Stock" shall have the meaning specified in the recitals of this Agreement.

         "Class A Stockholders" shall have the meaning specified in the recitals of this Agreement.

         "Class D Stockholders" shall have the meaning specified in the recitals of this Agreement.

         "Closing" shall have the meaning specified in Section 2.6 of this Agreement.

         "Closing Date" shall have the meaning specified in Section 2.6 of this Agreement.

         "Closing Date Exhibit A" shall have the meaning specified in Section
7.13 of this Agreement.

         "Closing Date Transaction Expense Statement" shall have the meaning specified in Section 7.7 of this Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commitment Letter" means that letter agreement, dated the date hereof, between Purchaser and Merrill Lynch Capital Corporation relating to certain financing commitments made by Merrill Lynch Capital Corporation in connection with the transactions contemplated by this Agreement.

         "Company" shall have the meaning specified in the preamble of this Agreement.

         "Company Contracts" shall have the meaning specified in Section 3.15 of this Agreement.

         "Company Option Plan" shall have the meaning specified in Section 3.3(c) of this Agreement.

         "Control," "Controlling" or "Controlled by" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Convertible Preferred Stock" shall have the meaning specified in the recitals of this Agreement.

         "Convertible Preferred Stockholders" shall have the meaning specified in the recitals of this Agreement.

         "DAP" means DAP Technologies Ltd., a corporation organized and existing under the federal laws of Canada.

         "DAP Option Purchase Expenses" means the aggregate amount (net of any applicable exercise price) paid by the Neptune Companies to consummate the DAP Option Purchase.

         "DAP Options" shall have the meaning specified in Section 6.12 of this Agreement.

         "DAP Option Purchase" shall have the meaning specified in Section 6.12 of this Agreement.

         "Debt" of any Person means all obligations of such Person, without duplication, (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course), (d) under capital leases, (e) for bankers acceptances payable, (f) in the nature of Guarantees of the obligations described in clauses (a) through (e) above of any other Person; provided, however, that surety/performance bonds and undrawn letters of credit in support of surety/performance bonds, workers' compensation insurance obligations and other like obligations shall be excluded from the definition of Debt for purposes of this Agreement.

         "Effective Date" means the date that the Securities and Exchange Commission declares the Registration Statement effective.

         "Employee Pension Plan" shall have the meaning specified in section 6.9(b) of this Agreement.

         "Employee Plan" shall have the meaning specified in Section 3.14 of this Agreement.

         "Encumbrances" shall mean all mortgages, liens, pledges, security interests, charges, claims or other encumbrances.

         "Environmental Laws" shall have the meaning specified in Section 3.18 of this Agreement.

         "ERISA" shall have the meaning specified in Section 3.14 of this Agreement.

         "ERISA Affiliate" shall have the meaning specified in Section 3.14 of this Agreement.

         "Financial Statements" shall have the meaning specified in Section 3.5 of this Agreement.

         "Fully Diluted Number" means the sum of (a) the aggregate number of shares of Class A Common Stock, Class B Common Stock (if any) and Class D Common Stock outstanding as of immediately prior to the Closing, (b) the aggregate number of shares of Class A Common Stock issuable upon exercise of all unexercised vested Options outstanding as of immediately prior to the Closing and (c) provided that the Company notifies Purchaser in writing prior to the Closing that the applicable shareholder approval meeting the requirements of
Section 280G(b)(5) of the Code has been obtained, 2,136.257, which represents the number of notional shares set forth in Schedule 1.1(b).

         "Funded Indebtedness" means the total required to prepay all of the following as of the applicable date: (i) all amounts payable under the $220,000,000 senior secured credit facility of the Company's wholly-owned Subsidiary, Neptune Technology Group Inc., a Delaware corporation ("NTGI"), pursuant to the Credit Agreement, dated as of April 1, 2003, with UBS AG, Stamford Branch, as administrative agent for the Lenders party thereto (the "Senior Credit Facility") (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to the Senior Credit Facility upon payment in full of the Senior Credit Facility as of the applicable date), (ii) all amounts payable under NTGI's 14% Senior Subordinated Notes due 2010 and related Indenture dated as of April 1, 2003 (the "Subordinated Notes") (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to the Subordinated Notes upon payment in full of the Subordinated Notes as of the applicable date), (iii) all amounts payable under the Company's 10% Senior Note due November 2011, all related notes issued as interest payments and related Indenture dated November 1, 2001 (the "Senior Notes") (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to such Senior Note and related interest payment notes upon payment in full of such Senior Note and related interest payment notes as of the applicable date), (iv) the Note issued to Kenneth J. Szolosi, dated December 6, 2002, in the aggregate amount of $1,377,116.89 (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to such Note upon payment in full of such Note as of the applicable date), (v) the Note issued to Timothy L. Weidner, dated December 6, 2002, in the aggregate amount of $1,323,007.02 (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to such Note upon payment in full of such Note as of the applicable date), (vi) the Note issued to Jonathan G. Greisz, dated December 6, 2002, in the aggregate amount of $299,876.08 (including any interest accrued thereon as of the applicable date and all prepayment premiums and penalties and any other fees and expenses payable pursuant to such Note upon payment in full of such Note as of the applicable date), (vii) all amounts payable under the credit facility pursuant to the Confirmation of Credit, dated August 11, 2003, between DAP and Royal Bank of Canada and (viii) all amounts payable pursuant to any other indebtedness for borrowed money incurred or guaranteed by any of the Neptune Companies (which amounts shall be disclosed to Purchaser in accordance with Sections 3.7(b) and 7.6(a) of this Agreement) (the amounts described in this clause (viii) are referred to herein as the "Supplemental Debt").

         "Funds Flow Statement" shall have the meaning specified in Section 7.14 of this Agreement.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" means any federal, state or local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

         "Governmental Permits" shall have the meaning specified in Section 3.9 of this Agreement.

         "Guarantee" means (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (b) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (i) to pay the indebtedness of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets (other than inventory in the Ordinary Course) under circumstances that would enable such obligor to discharge one or more of its obligations, or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

         "HSR Act" shall have the meaning specified in Section 3.16 of this Agreement.

         "III" shall have the meaning specified in the recitals of this Agreement.

         "Insurance Coverage Expenses" shall mean the aggregate amount paid at the Closing to obtain the insurance coverage for the fourth, fifth and sixth years following the Closing Date, if requested under Section 6.5(b) of this Agreement.

         "Insurance Coverage Premiums" shall mean the aggregate amount payable to obtain the insurance coverage as required under Section 6.5(b) of this Agreement.

         "Intellectual Property" shall have the meaning specified in Section 3.12(a) of this Agreement.

         "Laws" means any federal, state, local or foreign law, code, regulation rule or decree.

         "Leased Real Property" shall have the meaning specified in Section 3.11(a) of this Agreement.

         "Material Adverse Effect" shall have the meaning specified in Section
3.1 of this Agreement.

         "NTGI" shall have the meaning specified in the Funded Indebtedness definition.

         "Neptune Companies" shall mean the Company and each Subsidiary of the Company.

         "Neptune Predecessor Entities" shall mean each of the Neptune Companies, Schlumberger Resource Management Services, Inc., a Delaware corporation, Schlumberger Canada Limited, a corporation amalgamated under the laws of the Province of Ontario, Schlumberger Distribucion S.A. de C.V., a Mexican corporation, Schlumberger Servicios S.A de C.V., a Mexican corporation and each predecessor entity of each of the foregoing.

         "Net Cash" means an amount equal to the total amount of cash and cash equivalents of the Neptune Companies as of the close of business on the Settlement Date, as determined in accordance with GAAP, consistently applied..

         "Net Funded Indebtedness" means an amount equal to (a) the aggregate amount sufficient to prepay in full all of the Funded Indebtedness as of the Settlement Date less (b) the Net Cash.

         "Notional Exercise Price" shall have the meaning specified in Section 2.3(a)(vi) of this Agreement.

         "Notional Options" means the notional shares described in item (ii) of
Schedule 1.1(b).

         "Option Agreements" shall have the meaning specified in Section 3.3(c) of this Agreement.

         "Option Exercise Price" shall have the meaning specified in Section 2.3(a)(v) of this Agreement.

         "Option Holders" shall have the meaning specified in the recitals of this Agreement.

         "Options" shall have the meaning specified in the recitals of this Agreement.

         "Ordinary Course" shall mean the ordinary course of business consistent with past practice.

         "Owned Real Property" shall have the meaning specified in Section 3.10(a) of this Agreement.

         "Patent Agreement" shall have the meaning specified in Section 3.12(e) of this Agreement.

         "Permitted Encumbrances" shall have the meaning specified in Section 3.10(a) of this Agreement.

         "Per Share Amount" shall mean an amount (carried up to 6 decimal places as designated by the Company) equal to (a) the sum of (i) the Purchase Price,
(ii) the Option Exercise Price, and (iii) the Notional Exercise Price divided by
(b) the Fully Diluted Number.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, Governmental Entity or other legally recognized entity.

         "Preferred Stock" shall have the meaning specified in Section 3.3(a) of this Agreement.

         "Purchase Price" shall have the meaning specified in Section 2.2 of this Agreement.

         "Purchaser" shall have the meaning specified in the preamble of this Agreement.

         "Purchaser Indemnified Parties" shall have the meaning specified in
Section 10.1 of this Agreement.

         "Recapitalization" shall mean the recapitalization of the Company pursuant to the Purchase Agreement, dated as of April 1, 2003, by and among the Company and "Purchasers" named therein.

         "Registration Statement" shall have the meaning specified in Section
6.8 of this Agreement.

         "Scheduled Leases" shall have the meaning specified in Section 3.11(a) of this Agreement.

         "Securities Act" shall have the meaning specified in Section 5.5 of this Agreement.

         "Seller Transaction Expenses" means the legal, accounting, financial advisory and other third party advisory or consulting fees and expenses incurred from and after the Settlement Date and prior to the Closing Date for the account of any of the Neptune Companies or any of the Sellers in connection with the transactions contemplated hereby and other related matters (including, without limitation, amounts payable to (a) Gibson, Dunn & Crutcher LLP, (b) III or any Affiliates of III other than payments in respect of Shares pursuant to this Agreement, (c) Barg Coffin Lewis & Trapp, LLP, and (d) White & Case LLP). Notwithstanding the foregoing, the term "Seller Transaction Expenses" shall not include any fees or expenses incurred by any of the Neptune Companies in connection with Purchaser's financing for the transaction contemplated hereby (including, without limitation, any fees and expenses incurred by the Neptune Companies in providing the information requested by Purchaser pursuant to the second sentence of Section 6.10).

         "Sellers" shall have the meaning specified in the recitals of this Agreement.

         "Seller's Percentage" means as to each Seller, the percentage set forth beside such Seller's name on Exhibit 10.1.

         "Senior Credit Facility" shall have the meaning specified in the Funded Indebtedness definition.

         "Settlement Date" means August 31, 2003.

         "Shareholder Loans" shall have the meaning specified in Section 3.23 of this Agreement.

         "Shares" shall have the meaning specified in Section 2.1 of this Agreement.

         "Stockholder Agreement" shall mean the Stockholder Agreement, dated April 1, 2003, by and among the Company and certain shareholders of the Company signatory thereto.

         "Subordinated Notes" shall have the meaning specified in the Funded Indebtedness definition.

         "Subsidiary" shall have the meaning specified in Section 3.4 of this Agreement.

         "Supplemental Debt" shall have the meaning specified in the Funded Indebtedness definition.

         "Tax Return" means any report, return, declaration, claim for refund, or other information, return or statement required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

         "Taxes" means all taxes, assessments, charges, duties, fees, levies and other governmental charges, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind, whether disputed or not, and any charges, interest or penalties imposed thereon, and including any obligation to indemnify, assume or otherwise succeed to any Tax liability of any other Person.

         "Transaction Payments" shall mean the Bonus Expenses, the Seller Transaction Expenses, the Insurance Coverage Expenses, the Insurance Coverage Premiums, the DAP Option Purchase Expenses and the DAP Purchase Price.

         "Treasury Regulations" means the Income Tax Regulations, promulgated under the Code.

         "Undesignated Common Stock" shall have the meaning specified in Section 3.3(a) of this Agreement.

                                   ARTICLE II

           PURCHASE AND REDEMPTION OF SHARES AND TREATMENT OF OPTIONS

         Section 2.1. Agreement for the Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the Closing, (a) the Class A Stockholders and the Class D Stockholders will sell, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from the Class A

Stockholders and the Class D Stockholders all of the outstanding Class A Common Stock and Class D Common Stock, free and clear of all Encumbrances, (b) the Convertible Preferred Stockholders will sell, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from the Convertible Preferred Stockholders all of the outstanding Class B Common Stock issued upon conversion of the Convertible Preferred Stock not otherwise redeemed on the Closing Date in accordance with the Certificate of Designation, free and clear of all Encumbrances (together with the Class A Common Stock and Class D Common Stock, the "Shares"), (c) the Options will be cancelled and (d) the Company will redeem the Convertible Preferred Stock to be redeemed on the Closing Date in accordance with the Certificate of Designation. Notwithstanding any other provision in the Certificate of Designation, the parties agree that, for the purposes of this Agreement, all shares of Convertible Preferred Stock which are converted into shares of Class B Common Stock pursuant to Section 6.1 of the Certificate of Designation shall be deemed converted immediately prior to the Closing and the shares of Class B Common Stock issued pursuant to such conversion shall be deemed issued and outstanding immediately prior to Closing.

         Section 2.2. Aggregate Purchase Price. The aggregate cash amount to be paid by Purchaser at the Closing shall be Five Hundred Million Dollars ($500,000,000) minus the sum of (i) the Net Funded Indebtedness, (ii) the aggregate amount of all Seller Transaction Expenses, (iii) the aggregate amount of all Bonus Expenses, (iv) the aggregate amount of all Insurance Coverage Expenses, (v) Three Million Nine Hundred Thousand Dollars ($3,900,000), (vi) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), (vii) the aggregate amount of all DAP Option Purchase Expenses, (viii) the Adjustment Amount, if any, (ix) the aggregate amount paid by the Company from and after the Settlement Date to redeem or repurchase any shares of Class A Common Stock pursuant to
Section 6.1(a)(iv) of this Agreement and (x) the aggregate amount payable to redeem the Convertible Preferred Stock to be redeemed on the Closing Date in accordance with the Certificate of Designation as set forth in Section 2.3(a)(i) (such net cash amount being referred to herein as the "Purchase Price").

         Section 2.3. Payment of Purchase Price.

                  (a)      On the Closing Date, Purchaser shall:

                           (i) on behalf of the Company, pay to each Convertible Preferred Stockholder whose shares of Convertible Preferred Stock are required to be redeemed pursuant to the Certificate of Designation, to such account or accounts as such Convertible Preferred Stockholder specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount equal to (A) the aggregate number of shares of Convertible Preferred Stock owned by such Convertible Preferred Stockholder that are to be redeemed in accordance with the Certificate of Designation as of the Closing multiplied by (B) the applicable redemption price per share for such Convertible Preferred Stock as of the Closing Date, calculated pursuant to the Certificate of Designation;

                           (ii) pay to each Class A Stockholder, to such account or accounts as such Class A Stockholder specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount equal to (A) the Per Share Amount multiplied by

         (B) the number of shares of Class A Common Stock owned by such Class A Common Stockholder as of the Closing provided, however, that, with respect to any Class A Stockholder who is the obligor on any Shareholder Loan outstanding as of the Closing, the amount payable to such Class A Stockholder shall be reduced by the outstanding principal and accrued interest on such Class A Stockholder's Shareholder Loan through the Closing;

                           (iii) pay to each Class D Stockholder, to such account or accounts as such Class D Stockholder specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount equal to (A) the Per Share Amount multiplied by (B) the number of shares of Class D Common Stock owned by such Class D Common Stockholder as of the Closing;

                           (iv)     pay to each Convertible Preferred
         Stockholder whose shares of Convertible Preferred Stock are to be automatically converted into Class B Common Stock pursuant to the Certificate of Designation, to such account or accounts as such Convertible Preferred Stockholder specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount equal to
         (A) the Per Share Amount multiplied by (B) the number of shares of Class B Common Stock held by such Convertible Preferred Stockholder as of the Closing;

                           (v) pay to each Option Holder of vested Options, to such account or accounts as each such Option Holder specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount (rounded to the nearest whole cent) equal to (I)(A) the Per Share Amount multiplied by (B) the number of shares of Class A Common Stock issuable on the exercise of such Option owned by such Option Holder as of the Closing minus (II) the aggregate option exercise price for such Option (as set forth on Exhibit A) (the total option exercise price for all such Options cancelled hereunder which have an exercise price per share less than the Per Share Amount is referred to herein as the "Option Exercise Price"); and

                           (vi) Subject to the Company's prior written notification to Purchaser that applicable shareholder approval meeting the requirements of Section 280G(b)(5) of the Code has been obtained, pay to Robert Geckle, to such account or accounts as Robert Geckle specifies to Purchaser in writing at least two Business Days prior to the Closing Date, an amount (rounded to the nearest whole cent) equal to (I) the product of (A) the Per Share Amount multiplied by (B) 2,136.1257 minus (II) Two Hundred Fifty-Six Thousand Three Hundred Thirty-Five Dollars ($256,335) (the "Notional Exercise Price") (which represents the product of $120.00 multiplied by 2,136.1257).

                  (b) All payments required pursuant to Section 2.3(a) shall be made by wire transfer of immediately available funds (in each case, against delivery of (i) the applicable stock certificates representing the shares of Class A Common Stock, Class D Common Stock, Class B Common Stock and Convertible Preferred Stock, as applicable, being sold or redeemed or (ii) the applicable receipts representing acknowledgment of cancellation of the Options being cancelled, in each case in proper form and duly endorsed for transfer).

                  (c) With respect to each payment made pursuant to Section 2.3(a)(v) to a Seller who is an employee of any of the Neptune Companies, Purchaser shall be entitled to deduct, withhold and remit to the appropriate Governmental Entities (or cause to be deducted, withheld and remitted) any and all Taxes required by Law with respect to such payment. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party who otherwise would have received such amounts but for such withholding of Taxes.

         Section 2.4. Funds Flow Statement. Notwithstanding anything in this Agreement to the contrary, it is understood that Purchaser shall be fully entitled to rely upon the accuracy of, and to make payments in accordance with, the Funds Flow Statement and shall have no responsibility or liability whatsoever to the Sellers and the Convertible Preferred Stockholders (in their capacity as holders of equity securities and not debt securities of the Company) for any inaccuracies or omissions in the Funds Flow Statement.

         Section 2.5. Payments of Other Amounts Payable at Closing. On the Closing Date, Purchaser shall:

                  (a) on behalf of the Company, pay to such account or accounts as the Company specifies to Purchaser in writing at least two Business Days prior to the Closing Date, the aggregate amount of all Funded Indebtedness as of the Closing Date to the extent not paid prior to the Closing Date;

                  (b) on behalf of the Company, pay to such account or accounts as the Company specifies to Purchaser in writing at least two Business Days prior to the Closing Date, the aggregate amount of all Seller Transaction Expenses to the extent not paid prior to the Closing Date;

                  (c) on behalf of the Company, pay to such account or accounts as the Company specifies to Purchaser in writing at least two Business Days prior to the Closing Date, the aggregate amount of all Bonus Expenses to the extent not paid prior to the Closing Date;

                  (d) on behalf of the Company, pay to such account or accounts as the Company specifies to Purchaser in writing at least two Business Days prior to the Closing Date, the aggregate amount of Insurance Coverage Premiums to the extent not paid prior to the Closing Date; and

                  (e) on behalf of the Company or any of its direct or indirect Subsidiaries, pay to such account or accounts as the Company specifies to Purchaser in writing at least two Business Days prior to the Closing Date, the aggregate amount of the DAP Purchase Price and DAP Option Purchase Expenses.

         Section 2.6. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions provided for in this Article II (the "Closing") shall take place on the latest of (a) the fifth Business Day after the date on which each of the conditions set forth in Articles VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions (it being understood that, in the case of a waiver of any conditions for the benefit of the Company, the Sellers and the Convertible Preferred Stockholders, such waiver may be made by the Company on behalf of itself and each of the Sellers and the Convertible

Preferred Stockholders; provided, that only a Convertible Preferred Stockholder required pursuant to Section 2.1 to sell its Class B Common Stock may waive the Purchaser's obligation pursuant to Sections 2.1 and 2.3 to purchase such Class B Common Stock), (b) the date which is the earlier of (1) February 27, 2004 or (2) the first Business Day after the 90th day after the Effective Date, and (c) such other date as Purchaser and the Company (on behalf of itself and the Sellers and the Convertible Preferred Stockholders) mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." The Company shall provide notice of the proposed Closing Date to the other parties hereto at least two Business Days prior to such date. Such notice shall attach the proposed Funds Flow Statement, and the Company shall update the other parties hereto with respect to any changes in such proposed Funds Flow Statement. The Closing shall take place at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303 or at such other place as Purchaser and the Company (on behalf of itself and the Sellers and the Convertible Preferred Stockholders) mutually agree.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows:

         Section 3.1. Corporate Organization. Each of the Neptune Companies is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Neptune Companies is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not have a Material Adverse Effect. Schedule 3.1 lists all jurisdictions in which each Neptune Company is duly qualified to conduct business. As used herein, "Material Adverse Effect" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole, except for effects and changes (i) resulting from any general national, international or regional economic or financial conditions or securities markets, including any such effects or changes resulting from acts of war (whether or not declared) or terrorism, (ii) generally affecting the industry in which the Company and its Subsidiaries operate and (iii) resulting from the announcement of the transactions contemplated hereby. Each of the Neptune Companies has the requisite corporate power to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered to Purchaser complete and correct copies of the certificate of incorporation and bylaws (or comparable governing documents) of each of the Neptune Companies, each as in effect on the date hereof.

         Section 3.2. Corporate Authority.

                  (a) The Company has the requisite corporate power to execute and deliver this Agreement and to fulfill its obligations herein. The execution, delivery and performance of this

Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Except as set forth in Schedule 3.2, neither the execution and delivery by the Company or any Seller of this Agreement nor the consummation by the Company or any Seller of the transactions contemplated hereby, nor compliance by the Company or any Seller with or fulfillment of its respective obligations hereunder will:

                           (i) conflict with or violate any provision of the Company's Charter, Certificate of Designation or bylaws;

                           (ii)     materially contravene any Law;

                           (iii) result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any debt obligation of any of the Neptune Companies in excess of $2,500,000 in the aggregate;

                           (iv) constitute a default under or violate, or result, with giving of notice or lapse of time or both in any default under or violation of, or result in the creation or imposition of, any Encumbrance upon any of the assets or properties any of the Neptune Companies or any of the Shares pursuant to any provision of, any mortgage, lease, agreement, indenture, license or instrument to which any of the Neptune Companies is a party or by which any of them or any of their respective properties or assets is bound, other than conflicts, violations, creations and impositions that would not result in a Material Adverse Effect;

                           (v) constitute an event permitting modification, amendment or termination of a mortgage, lease, agreement, indenture, license, instrument, order, arbitration award, judgment or decree to which any of the Neptune Companies is a party or by which any of them or any of their assets or properties is bound, other than modification(s), amendment(s) or termination(s) that would not result in a Material Adverse Effect; or

                           (vi) require the approval, consent, authorization or act of, or the making by any of the Neptune Companies, of any declaration, filing or registration with any Governmental Entity or other Person, except to the extent that the failure to obtain or make any of the foregoing would not result in a Material Adverse Effect.

         Section 3.3. Capital Stock.

                  (a) The authorized capital stock of the Company consists of (i) 1,026,652.6674 shares of Common Stock, par value $0.01 per share (the "Undesignated Common Stock"), (ii) 897,500 shares of Class A Common Stock, (iii) 128,000 shares of Class B

Common Stock, (iv) 1,152.6674 shares of Class D Common Stock, and (v) 500,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), 127,029.6432 shares of which have been designated as Convertible Preferred Stock.

                  (b) As of the date hereof, (i) 459,914.4413 shares of Class A Common Stock are outstanding, (ii) 1,152.6674 shares of Class D Common Stock are outstanding, (iii) 127,029.6432 shares of Convertible Preferred Stock are outstanding, (iv) no other shares of Preferred Stock are outstanding and (v) no shares of Undesignated Common Stock or Class B Common Stock are outstanding. As of the date hereof, all of the outstanding shares of Class A Common Stock are held by the Class A Stockholders in the respective amounts listed on Exhibit A hereto. As of the date hereof, all of the outstanding shares of Class D Common Stock are held by the Class D Stockholders in the respective amounts listed on Exhibit A hereto. As of the date hereof, all of the Convertible Preferred Stock is held by the Convertible Preferred Stockholders in the respective amounts listed on Exhibit A hereto.

                  (c) As of the date hereof, the Options consist of stock options to purchase 32,328.2891 shares of Class A Stock pursuant to stock option agreements ("Option Agreements") entered into pursuant to the 2001 Stock Incentive Plan of the Company as amended and restated (the "Company Option Plan"). As of the date hereof, all of the Options are held by the Option Holders in the respective amounts listed on Exhibit A hereto and, as of the Closing, 100% of such Options are expected to be exercisable pursuant to Section 3(b) of the Option Agreements governing such Options. The exercise price of each Option is listed on Exhibit A hereto. Except for this Agreement, the Options and as disclosed in Schedule 3.3(c), there are no agreements, warrants, puts, calls, rights, options or other commitments of any character to which the Company is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of capital stock of the Company.

                  (d) All of the outstanding shares of Class A Common Stock, Class D Common Stock and Convertible Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, free of any preemptive or subscription rights (except as set forth in Schedule 3.3(d)), and, upon delivery to Purchaser pursuant to Article II hereof, the then outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock hereof will be free of any preemptive or subscription rights and, to the Company's knowledge, free and clear of all Encumbrances, other than those contained in the Company's Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State (the "Charter") including the Certificate of Designation with respect to the Convertible Preferred Stock as filed with the Delaware Secretary of State as amended pursuant to Section 6.11 (the "Certificate of Designation") and other than limitations imposed by federal and state securities laws.

                  (e) There are no dividends which have accrued or been declared but are unpaid on any of the capital stock of the Company. declared but are unpaid on any of the capital stock of the Company.

                  (f) All of the information on Exhibit A is true and complete as of the date hereof. All of the information on the Closing Date Exhibit A shall be true and complete as of the Closing Date.

                  (g) All of the information on the Funds Flow Statement shall be true and complete as of the Closing Date.

         Section 3.4. Subsidiaries. Schedule 3.4 lists each Subsidiary of the Company. As used in this Agreement, "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Except as set forth in Schedule 3.4, there are no agreements, warrants, puts, calls, rights, options, subscriptions, preemptive rights or other commitments of any character to which any of the Neptune Companies is a party or by which any of the Neptune Companies is bound which obligates any of the Neptune Companies to issue, deliver or sell any outstanding or additional shares of capital stock of any Subsidiary or any securities or instruments convertible into or exchangeable for any such outstanding or additional shares of capital stock. Each outstanding share of capital stock of each Subsidiary that is a corporation or other ownership interest of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and (except as set forth in Schedule 3.4) each such share is owned by the Company or another Subsidiary, free and clear of Encumbrances, except any Encumbrances arising under the Senior Credit Facility and limitations composed by federal and state securities laws. Except for the Subsidiaries, no Neptune Company owns any equity interest in any Person.

         Section 3.5. Financial Statements. The Company has delivered to Purchaser (a) the audited consolidated balance sheet of the Company and its Subsidiaries for each of the two fiscal years ended as of December 31, 2001 and December 31, 2002, and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries at December 31, 2002 and 2001, and results of operations and cash flows for the Company and its Subsidiaries for the year ended December 31, 2002, the period November 1, 2001 to December 31, 2001, the period January 1, 2001 to October 31, 2001 and the year ended December 31, 2001, together with all related notes and schedules thereto and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of and for the month ended August 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries at August 31, 2003, and results of operations and cash flows for the Company and its Subsidiaries for the eight months ended August 31, 2003, together with all related notes and schedules thereto (collectively the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the applicable dates thereof and for the applicable periods then ended (subject, in the case of unaudited financial statements, to normal year-end and quarter end adjustments and the absence of notes to such statements). Since December 31, 2002, there has been no material change in any accounting (or tax accounting) policy, practice or procedure of the Company or any of its Subsidiaries.

         Section 3.6. Absence of Certain Changes. Except as described in
Schedule 3.6 and except for the transactions permitted by this Agreement, since December 31, 2002:

                  (a) as of the date hereof, there has not been a Material Adverse Effect;

                  (b) the business of the Neptune Companies has been conducted, in all material respects, in the Ordinary Course; and

                  (c) none of the Neptune Companies has taken any of the following actions:

                           (i) amended its certificate of incorporation or bylaws or other organizational documents;

                           (ii) split, combined or reclassified any shares of its capital stock or declared, set aside or paid any dividends or made any other distributions (whether in cash, stock or other property) in respect of such shares, except for dividends and distributions payable by a Subsidiary of the Company to another Subsidiary of the Company or to the Company;

                           (iii) redeemed, purchased or otherwise acquired for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for such capital stock, except in connection with the Recapitalization and except for the cancellation of Options and the redemption or repurchase of shares of Class A Common Stock in connection with termination of employment;

                           (iv) issued, authorized for issue, transferred, sold or delivered any shares of its capital stock (or options or other securities convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock) or any other interest therein, except in connection with the exercise of Options or conversion of the Convertible Preferred Stock;

                           (v) incurred any indebtedness for borrowed money, except the issuance of the Subordinated Notes, borrowings under the Senior Credit Facility, and borrowings not in excess of $2,000,000 in the Ordinary Course;

                           (vi) made any acquisition or disposition of stock or other securities or other ownership interests or assets of any Person except (A) acquisitions or dispositions of inventory, equipment and services in the Ordinary Course and (B) other acquisitions or dispositions of assets not in excess of $2,500,000;

                           (vii) created, assumed or suffered to be incurred any Encumbrance on any of its properties or assets other than in connection with the Senior Credit Facility, Permitted Encumbrances and other Encumbrances not in excess of $1,000,000;

                           (viii) since the Settlement Date, made any payment with respect to any portion of the Funded Indebtedness other than payments required to be made pursuant to the terms of any note or other document related to the Funded Indebtedness, in which case such required payment will be the minimum amount required to be paid pursuant thereto;

                           (ix)     except in connection with the
         Recapitalization, made any payment or distribution to any Seller or any Affiliate of any Seller other than payments or distributions required to be made pursuant to any contract, license, agreement, commitment, arrangement, understanding or other instrument disclosed in Schedule
         3.23 of this Agreement and made in the Ordinary Course;

                           (x) amended, supplemented or modified any agreement material to the Neptune Companies taken as a whole except in the Ordinary Course; or

                           (xi)     committed to do any of the foregoing.

         Section 3.7. No Undisclosed Liabilities.

                  (a) Except as set forth in the Financial Statements, none of the Neptune Companies are subject to any claims, obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) of the type required to be reflected on a balance sheet prepared in accordance with GAAP, other than (a) obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby, (b) liabilities and obligations incurred in the Ordinary Course (c) liabilities incurred in connection with the Recapitalization and (d) other liabilities not exceeding $1,000,000 in the aggregate.

                  (b) Except as set forth on Schedule 3.7, as of the Settlement Date, no Neptune Company had any Debt outstanding other than the Funded Indebtedness. Schedule 3.7 sets forth the amount, if any, of Supplemental Debt which was outstanding as of the Settlement Date.

         Section 3.8. Taxes. Except as set forth in Schedule 3.8:

                  (a) each of the Neptune Companies has timely filed or caused to be timely filed all Tax Returns (taking into account applicable extension periods) to the extent required to be filed by the Neptune Companies under applicable Law;

                  (b) all Taxes due have been paid in full and no Neptune Company is currently the beneficiary of any extension of time within which to file a Tax Return;

                  (c) all Tax Returns are true, complete and accurate in all material respects and have been prepared in substantial compliance with all applicable Laws;

                  (d) there are no Encumbrances (other than Permitted Encumbrances) on any of the assets of the Neptune Companies that arose in connection with any failure (or alleged failure) to pay any Tax;

                  (e) no taxing authority in a jurisdiction where any Neptune Company does not file Tax Returns has claimed in writing that a Neptune Company is or may be subject to taxation by that jurisdiction;

                  (f) each Neptune Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, leased employee, independent contractor, creditor, stockholder, or other third party;

                  (g) no foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any Neptune Company, and no Neptune Company has received from any federal, foreign, state, or local taxing authority any (i) notice indicating an intent to open or reopen an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any Neptune Company;

                  (h) the Neptune Companies have delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Neptune Company filed or received since December 31, 2001;

                  (i) no Neptune Company has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment of Taxes;

                  (j) all accounting periods and methods used by each Neptune Company for Tax purposes are permissible periods and methods, and no Neptune Company is or will be required to make any adjustment to its income under Section 481 of the Code in connection with a change in accounting method used in taxable years for which Tax Returns have been filed prior to the date hereof;

                  (k) no Neptune Company has made any payment, is obligated to make any payment, or is a party to any agreement, contract, arrangement, or plan that, has resulted or would result, separately or in the aggregate, in any payment not deductible under Section 280G of the Code;

                  (l) no Neptune Company is a party or bound by any Tax allocation or sharing agreement;

                  (m) no Neptune Company (i) has been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year (other than the group of which the Company is the Common Parent) or (ii) has liability for the Taxes of any Person (other than a Neptune Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or foreign Law, as a transferee or successor, by contract, or otherwise;

                  (n) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

                  (o) the unpaid Taxes of the Neptune Companies (i) did not, as of the date of the most recent Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet included with the most recent Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Neptune Companies in filing their Tax Returns.

         Section 3.9. Governmental Permits. Each of the Neptune Companies has all governmental notifications, licenses, franchises, permits, privileges, immunities, approvals and other authorizations or documents which are reasonably necessary for the ownership, leasing, operation and use of its assets and properties and which are reasonably required for their carrying on and conducting their respective businesses in all material respects (considered as a whole) as currently conducted (herein collectively called "Governmental Permits"). Each Governmental Permit is valid and in full force and effect in all material respects and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. The execution of the transactions contemplated by this Agreement shall not adversely affect in any material respect any Governmental Permit held by any of the Neptune Companies.

         Section 3.10. Owned Real Property.

                  (a) All real property owned by any of the Neptune Companies is identified in Schedule 3.10 and is hereinafter referred to as the "Owned Real Property". The Neptune Company shown on such Schedule 3.10 as owning such Owned Real Property holds good, marketable fee title to the Owned Real Property shown as so owned, free of all Encumbrances except (i) for easements, covenants, restrictions and other matters that do not impair in any material respect the use, or enjoyment of the property, (ii) for liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings,
(iii) for liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the Ordinary Course and not yet delinquent (the matters set forth in the foregoing clauses (i), (ii) and (iii) are referred to herein as "Permitted Encumbrances"), (iv) liens created pursuant to the Senior Credit Facility, and (v) as set forth in Schedule 3.10.

                  (b) As of the date hereof, the Company does not have actual knowledge that any improvements on the Owned Real Property do not conform in any respect to applicable zoning and other land use ordinances and building codes or are not in compliance with any applicable Laws except where the failure to conform or comply would not have a Material Adverse Effect. As of the date hereof, to the actual knowledge of the Company, there are no pending or any threatened condemnation, eminent domain or similar proceeding with respect to any of the Owned Real Property that would have a Material Adverse Effect.

         Section 3.11. Real Property Leases.

                  (a) Schedule 3.11 contains an accurate and complete list of all real property leased by any of the Neptune Companies (the "Scheduled Leases"). The applicable Neptune Company holds good and valid leasehold title to each of the properties which are the subject of the Scheduled Leases (the "Leased Real Property"), in each case free of all Encumbrances, except for liens created pursuant to the Senior Credit Facility and Permitted Encumbrances.

                  (b) Except as disclosed in Schedule 3.11, there are no existing material defaults under any Scheduled Lease, and no event has occurred which with notice or lapse of time, or both, would constitute a material event of default under any Scheduled Lease.

                  (c) To the knowledge of the Company, no portion of the Leased Real Property, or any building or improvement located thereon, violates, in any material respect, any Law, including those Laws relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control.

                  (d) The Owned Real Property and the Leased Real Property constitute all of the material real property occupied or operated by the Neptune Companies in the operation of their businesses.

         Section 3.12. Intellectual Property.

                  (a) Schedule 3.12 lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names and registered copyrights which are material to the business of the Neptune Companies taken as a whole (the "Intellectual Property").

                  (b) The right, title or interest of the Neptune Companies in each item of Intellectual Property is free and clear of Encumbrances, other than liens created pursuant to the Senior Credit Facility, Permitted Encumbrances and other Encumbrances not in excess of $1,000,000.

                  (c) To the knowledge of the Company, none of the Neptune Companies has received written notice that is still pending to the effect that any of the Neptune Companies has infringed any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property right of any third party and there is no action pending or, to the Company's knowledge, threatened against any of the Neptune Companies claiming that any of the Neptune Companies has infringed or misappropriated any Intellectual Property of any third party, except in each case for matters which would not have a material adverse effect on the use of such intellectual property by the Neptune Companies or which could reasonably be expected to expose the Neptune Companies to damages in excess of $1,000,000.

                  (d) The Neptune Companies have not notified in writing any other Person that such Person is infringing any Intellectual Property, except for matters which would not have a Material Adverse Effect.

                  (e) The Company has delivered to Purchaser a true and complete copy of the Patent Assignment Agreement (the "Patent Agreement"), dated as of September 26, 2003, among Schlumberger S.A. ("Assignor"), Schlumberger Sema, Inc. and Neptune Technology Group Inc. ("Assignee"). On or prior to October 3, 2003, Assignee paid Assignor $1,750,000 in accordance with Section
1.4 of the Patent Agreement.

         Section 3.13. Labor Relations. Except as set forth on Schedule 3.13,
(a) no Neptune Company is a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting employees; (b) no Neptune Company is currently engaged in any negotiation with any trade union or employee organization; (c) no Neptune Company has engaged in any unfair labor practice within the meaning of the National Labor Relations Act, and, there is no pending or, to the knowledge of the Company, threatened complaint regarding any alleged unfair labor practices as so defined; (d) there is no strike, labor dispute, work slow down or stoppage pending or, to the knowledge of the Company, threatened against any Neptune Company; (e) there is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the knowledge of the Company, threatened against any Neptune Company; (f) no Neptune Company has experienced any material work stoppage; and (g) no Neptune Company is subject of any union organization effort.

         Section 3.14. Employee Benefit Plans. As used in this Agreement, the term "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental or other health plan, any life insurance plan, vacation, severance, disability or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which any of the Neptune Companies maintains or contributes to or for which any of the Neptune Companies has any actual, contingent, primary or secondary liability. Except as set forth in Schedule 3.14, no Neptune Company, or any entity which is considered to be one company with any of such Companies pursuant to Section 1001 of ERISA or
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate") has sponsored, maintained or had any obligation with respect to any Employee Plan which is a defined benefit plan as defined in Section 3(35) of ERISA, or contributed to, participated in or had any obligation with respect to, any multiemployer plan within the meaning of Section 3(37) of ERISA. Each Employee Plan that purports to be qualified under Section 401(a) of the Code and any trust under any such Employee Plan that purports to be exempt from income tax under Section 501(a) of the Code has received one or more favorable determination letters from the U.S. internal revenue service to such effect or there is currently pending a request for such determination letter, or the deadline for filing a request for such determination letter has not yet expired. To the knowledge of the Company, each Employee Plan intended to be qualified under Section 401 of the Code has been administered in all material respects according to its terms, and, to the knowledge of the Company, nothing has occurred which would be reasonably likely to adversely affect its qualified status or the qualified status of any related trust. The Employee Plans are in compliance in all material respects with all other Laws (including, without limitation, ERISA and the Code) applicable to Employee Plans. All material reports and material disclosures relating to the Employee Plans required to be filed with or furnished to any Governmental Entity have been filed or furnished in a timely manner and in accordance with applicable Laws. With respect to any Employee Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject any of the Neptune Companies or any "disqualified person" to any excise tax or penalty pursuant to Section 502(1) of ERISA or under Section 4975 of the Code, except in each case as have not resulted or would not result in damages to the Neptune Companies in excess of $1,000,000. Each of the Neptune Companies has made full and timely payment of all amounts which are required to be paid as contributions to each Employee Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA). Each of the Neptune Companies has complied in all material respects with the continuation coverage requirements of Part 6 of Title I of ERISA, as amended. There is no contract, agreement, plan or arrangement with any person which provides for any payment to any employee by any of the Neptune Companies, which payment would not be deductible under Code Sections 162(m)(i) or 404 or would fail to be deductible by reason of Section 280G of the Code.

         Section 3.15. Certain Contracts. Except as set forth in Schedule 3.15, none of the Neptune Companies is a party to, or bound by, nor are any of their respective properties subject to, or bound by any contract, license, agreement, commitment, arrangement, understanding, or other instrument (in each case whether oral or written) relating to the following ("Company Contracts"):

                  (a) payments by or to any of the Neptune Companies of more than $2,500,000 in any 12-month period (other than the Funded Indebtedness);

                  (b) the employment of any officer or employee (other than any contract which is terminable without liability upon notice of 90 days or less), or any contract of employment with a former officer or employee, in each case pursuant to which payments in excess of $125,000 in any 12-month period are required to be made by any of the Neptune Companies after the date hereof;

                  (c) any outstanding indebtedness or guarantees for borrowed money by any of the Neptune Companies, other than borrowings under the Funded Indebtedness and borrowings not in excess of $1,000,000 in the Ordinary Course;

                  (d) except for guarantees of obligations between or among the Neptune Companies and except pursuant to the Funded Indebtedness, any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person outside of the Ordinary Course;

                  (e)      any collective bargaining agreement;

                  (f) any agreement prohibiting, partially restricting, or otherwise limiting the ability of any Neptune Company to compete, solicit customers, or otherwise conduct any business anywhere in the world;

                  (g) through the date hereof, capital expenditures other than those forecasted in the current operating budget;

                  (h) any joint venture or partnership agreement providing for the sharing of profits;

                  (i) any agreement requiring the consent of any party thereto to the consummation of the transactions contemplated by this Agreement where the failure to obtain such consent could cause a Material Adverse Effect;

                  (j) any executory agreement relating to the acquisition or sale of any company, business, division, or other enterprise;

                  (k) any material agreement for the purchase and sale of any goods or services at rates or terms which are materially different from generally available rates or terms;

                  (l) any agreement that provides for an increased payment, bonus or benefit, or accelerated vesting, upon the execution hereof or the Closing or in connection with the transactions contemplated hereby;

                  (m) any agreement granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets of any of the Neptune Companies;

                  (n) any agreement with any agent, distributor or representative that is not terminable without penalty on sixty (60) days' or less notice; and

                  (o) any agreement providing for the indemnification or holding harmless of any officer, director, manager employee or Seller.

True, correct and complete copies of all Company Contracts have been made available to Purchaser. To the knowledge of the Company, there is no existing material default or breach by any Neptune Company under any material Company Contract (or event or condition that, with notice or lapse of time or both could constitute a material default or material breach).

         Section 3.16. Governmental Consents and Approvals. Except as set forth in Schedule 3.16 or as may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), no filing with, or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such permits, authorization, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect.

         Section 3.17. Litigation.

                  (a) Except as set forth in Schedule 3.17(a), there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against any of the Neptune Companies or any of their respective properties or assets before any Governmental Entity which could reasonably be expected to expose the Neptune Companies to damages in excess of $1,000,000. Except as set forth in Schedule 3.17(a), no Neptune Company is subject to any writ, injunction or decree of any Governmental Entity.

                  (b) Except for the lawsuits listed on Schedule 3.17(b), to the knowledge of the Company, no Neptune Company has been a party to any suit, claim, action, proceeding or investigation relating to asbestos. Except as may be otherwise specified in Schedule 3.17(b), each of the lawsuits listed on
Schedule 3.17(b) has been dismissed with respect to all of the Neptune
Companies.

         Section 3.18. Environmental Matters. Except as set forth in Schedule 3.18, (a) each of the Neptune Companies is in compliance in all material respects with all applicable Environmental Laws; (b) each of the Neptune Companies has all of the material permits and material licenses required by all applicable Environmental Laws; (c) none of the Neptune Companies is aware of any proposed new requirements of any applicable Environmental Law which would require the expenditure of more than $1,000,000 to bring any Neptune Company into compliance with the new requirement; (d) none of the Neptune Companies is subject to any notice of violation, enforcement proceeding, compliance order, consent decree or injunction issued by any Governmental Entity relating to any Environmental Law which could reasonably be expected to expose the Neptune Companies to damages or require expenditure of more than $1,000,000; (e) none of the Neptune Companies has been notified in writing that it may be a responsible party or potentially responsible party under or in violation of or out of compliance with any Environmental Law which could reasonably be expected to expose the Neptune Companies to damages or require expenditure of more than $1,000,000; (f) to the knowledge of the Company, there are no events or facts that would cause any of the Neptune Companies to be such a responsible party or potentially responsible party or in violation of or not in compliance with any Environmental Law which could reasonably be expected to expose the Neptune Companies to damages or require expenditure of more than $1,000,000; (g) to the knowledge of the Company, no real property owned or operated by any of the Neptune Companies is contaminated with any hazardous substance to an extent or in a manner or condition now requiring remediation under any Environmental Law which could reasonably be expected to expose the Neptune Companies to damages or require expenditure of more than $1,000,000; and (h) none of the Neptune Companies manufactures any product containing asbestos and none of the Neptune Predecessor Entities has in the past manufactured any water meter or water meter reading system containing asbestos. As used herein, "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, the Federal Water Pollution Control Act, 33 U.S.C. ss. 1201, the Clean Water Act, 33 U.S.C. ss. 1321, the Clean Air Act, 42 U.S.C. ss. 7401 and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, in each case, as amended from time to time, or any other enforceable federal, state, local or foreign law, ordinance, regulation or rule dealing with the protection of natural resources or the environment or public health and safety.

         Section 3.19. Insurance. Schedule 3.19 lists all currently effective material insurance policies or binders of insurance which relate to the business of the Neptune Companies (excluding insurance funded Employee Plans).

         Section 3.20. Finders. Except as set forth on Schedule 3.20, no Neptune Company will be obligated to pay any fee or commission to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement.

         Section 3.21. Title to Assets. Except as set forth on Schedule 3.21, the Neptune Companies have good title to all of their respective property and assets that are material to the Neptune Companies taken as a whole, free and clear of all Encumbrances except Permitted Encumbrances.

         Section 3.22. Transactions with Affiliates. Except as set forth on
Schedule 3.22 or on Exhibit A hereto, no officer or director of any Neptune Company, no Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, no entity in which any such officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than five percent of the stock of which is beneficially owned by all such officers, directors and Persons in the aggregate), no Affiliate of any of the foregoing, no current or former Affiliate of any Neptune Company, and no Seller has any interest in: (a) any contract, arrangement or understanding with, or relating to, any Neptune Company or the properties or assets of any Neptune Company; (b) any loan, arrangement, understanding, agreement or contract for or relating to any Neptune Company or the properties or assets of any Neptune Company; or (c) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by any Neptune Company. Schedule 3.22 also sets forth a complete list as of the date hereof, of all accounts receivable, notes receivable and other receivables and accounts payable owed to or due from any Affiliate (other than a Subsidiary) of any Neptune Company.

         Section 3.23. Notes. All notes receivable (the "Shareholder Loans") of any of the Neptune Companies owing by any director, officer or employee of any Neptune Company or any Seller has been paid in full prior to the date hereof or shall have been paid as of the Closing. Schedule 3.23 sets forth a complete list of all Shareholder Loans and the outstanding balance and applicable interest rate under each Shareholder Loan as of the date hereof.

         Section 3.24. Product and Service Warranties. To the knowledge of the Company, there are no facts or circumstances that would cause any of the Neptune Companies to be subject to any extraordinary product recall or warranty exposure in excess of the aggregate net amount reserved for warranty expenses on the Company's consolidated balance sheet as of August 31, 2003 plus $3,000,000.

         Section 3.25. Closing Date Transaction Expense Statement. The Closing Date Transaction Expense Statement shall be true and accurate.

                                   ARTICLE IV

                                   INDIVIDUAL
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                   AND THE CONVERTIBLE PREFERRED STOCKHOLDERS

         Section 4.1. Representations of Convertible Preferred Stockholders. Each Convertible Preferred Stockholder severally (as to himself, herself or itself and not as to any other Convertible Preferred Stockholder) hereby represents and warrants to Purchaser as follows:

                  (a) Each Convertible Preferred Stockholder has full legal right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and, for Convertible Preferred Stockholders other than natural persons, such Convertible Preferred Stockholder is duly organized, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of organization and has taken all corporate action necessary to authorize the execution, delivery and performance by such Convertible Preferred Stockholder of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Convertible Preferred Stockholder and constitutes a valid and legally binding obligation of such Convertible Preferred Stockholder enforceable against such Convertible Preferred Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each Convertible Preferred Stockholder has good title to the aggregate number and class of shares of capital stock of the Company listed beside its name on Exhibit A and such shares are the only shares of capital stock of the Company owned by such Convertible Preferred Stockholder. Except for this Agreement and the transactions contemplated hereby, and except as provided in the Certificate of Designation and the Preferred Stock Registration Rights Agreement entered into in connection with the Recapitalization, there are no agreements, arrangements, warrants, options, puts, calls, or other rights, of any character to which such Convertible Preferred Stockholder is a party or by which any shares of capital stock of the Company or options convertible into capital stock of the Company owned by such Convertible Preferred Stockholder are bound relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any such shares or options, other than those which, pursuant to their terms, will terminate immediately on the Closing Date. As of the Closing Date, the shares of Class B Common Stock, if any, to be sold by the Convertible Preferred Stockholder will be transferred to Purchaser free of any preemptive or subscription rights and free and clear of all Encumbrances (other than those contained in the Charter, including the Certificate of Designation, and other than such limitations as may be imposed by federal and state securities laws).

         Section 4.2. Representations of Sellers. Each Seller severally (as to himself, herself or itself and not as to any other Seller) hereby represents and warrants to Purchaser as follows:

                  (a) Each Seller has full legal right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and, for Sellers other than natural persons, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has taken all corporate action necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and legally binding obligation of such Seller enforceable against such Seller in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each Seller has good title to the aggregate number and class of shares of capital stock of the Company or options convertible into capital stock of the Company listed beside its name on Exhibit A and such shares or options are the only shares of capital stock of the Company or options convertible into capital stock of the Company owned by such Seller. Except for this Agreement and the transactions contemplated hereby, and except as provided in the Certificate of Designation and the Registration Rights Agreement, dated March 26, 2003, there are no agreements, arrangements, warrants, options, puts, calls, or other rights, of any character to which such Seller is a party or by which any shares of capital stock of the Company or options convertible into capital stock of the Company owned by such Seller are bound relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any such shares or options, other than those which, pursuant to their terms, will terminate immediately on the Closing Date. As of the Closing Date, the shares or options to be sold by the Seller will be transferred to Purchaser free of any preemptive or subscription rights and free and clear of all Encumbrances (other than those contained in the Charter, including the Certificate of Designation, and other than such limitations as may be imposed by federal and state securities laws).

                  (c) The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not or shall not (as the case may be), and with the passing of time or the giving of notice or both do not or shall not:

                           (i) violate, conflict with, result with the giving of notice or lapse of time or both in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, amendment, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon, any of the assets or properties of such Seller or any of the Neptune Companies, any articles of organization, bylaws, trust agreement, partnership agreement or certificate of partnership or other constitutive documents of such Seller, or, except as would not prevent or materially delay the consummation of the transactions contemplated hereby, any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which such Seller is a party or by which the Seller is bound, or any Law affecting such Seller; or

                           (ii) except for compliance with the HSR Act, require the approval, consent, authorization or act of, or the making by such Seller of any declaration, filing or registration with, any Governmental Entity or other Person.

                  (d) Except as set forth in Schedule 3.20, Seller has not made any arrangement which would obligate Purchaser or the Company to pay any fee or commission (or reimburse expenses) to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement.

                  (e) Except as set forth on Schedule 3.23 or Exhibit A hereto, no Seller (nor any Affiliate thereof) has any contract, arrangement, agreement or contract with any of the Neptune Companies.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company, the Sellers and the Convertible Preferred Stockholders as follows:

         Section 5.1. Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Purchaser has delivered to the Company true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof and as proposed to be in effect immediately prior to the Closing Date.

         Section 5.2. Authority Relative to this Agreement. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         Section 5.3. Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any violation of any provision of the articles of incorporation or bylaws (or equivalent governing instruments) of Purchaser or any of its Subsidiaries, (b) except as set forth on Schedule 5.3, require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contracts of Purchaser or any of its Subsidiaries or (c) subject to the approvals, filings and consents referred to in Section 5.4, violate any legal requirements applicable to Purchaser or any of its Subsidiaries, except, in the case of clauses (b) and
(c), with respect to matters that would not impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or otherwise delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

         Section 5.4. Governmental Consents. No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of Purchaser or any of its Subsidiaries that has not been obtained or made is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) compliance with the notification and waiting period requirements of the HSR Act, (b) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (c) consents, approvals, authorizations, declarations or filings that, if not obtained or made, would not impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or otherwise delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

         Section 5.5. Investment Intent. Purchaser is purchasing the shares of capital stock of the Company pursuant to Article II solely for its own account and with no intention of distributing or reselling such shares or any part thereof, or interest therein, in any transaction that would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws of the United States of America or any state thereof.

         Section 5.6. Status as Accredited Investor. Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act). Purchaser has such knowledge and experience in business and financial matters so that Purchaser is capable of evaluating the merits and risks of an investment in the shares being acquired hereunder. Purchaser understands the full nature and risk of an investment in such shares. Purchaser further acknowledges that it has had access to the books and records of the Company, is generally familiar with the business being conducted by the Company and has had an opportunity to ask questions concerning the Company and the Company's securities.

         Section 5.7. Financial Capability; Solvency.

                  (a) Purchaser has entered into the Commitment Letter for the purpose of ensuring that it has, immediately prior to the Closing, funds sufficient to consummate the transactions contemplated hereby. The Commitment Letter is in full force and effect. Purchaser acknowledges and agrees that its obligations to consummate the transactions contemplated hereby are not contingent upon its ability to obtain any third party financing.

                  (b) Immediately following the Closing, the Company will be Solvent. For purposes of this Agreement, "Solvent" when used with respect to the Company, means that, immediately following the Closing Date, (i) the amount of the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Company will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Company will be able to pay its Debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness. The term "Solvency" shall have its correlative meaning. For purposes of the definition of "Solvent," (A) "Debt" means liability on a "Claim;" and (B) "Claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. "Present Fair Salable Value" means the amount that may be realized if the aggregate assets of the Company (including goodwill) are sold as an entirety with reasonable promptness in an arms length transaction under present conditions for the sale of comparable business enterprises.

         Section 5.8. No Outside Reliance. Purchaser has not relied on nor is it relying on any statement, representation or warranty concerning the Company, any of its Subsidiaries or the Sellers or the Convertible Preferred Stockholders other than those expressly made in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         Section 6.1. Conduct of Business of the Neptune Companies. For the period commencing on the date hereof and ending on the Closing Date, except as expressly contemplated by this Agreement, or set forth in Schedule 6.1, or otherwise consented to in advance in writing by Purchaser (which consent shall not be unreasonably withheld), the Company hereby agrees that:

                  (a)      None of the Neptune Companies shall:

                           (i) amend its articles of incorporation or bylaws or other organizational documents;

                           (ii) issue, authorize for issue, transfer, sell or deliver any shares of its capital stock (or options or other securities convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock) or any other interest therein, except in connection with the exercise of Options or conversion of Convertible Preferred Stock;

                           (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of such shares, except for dividends and distributions payable by a Subsidiary of the Company to another Subsidiary of the Company (except DAP) or to the Company;

                           (iv) redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock, except the redemption or repurchase of shares of Class A Stock from employees in connection with the termination of such employee's employment (in which event, the Company and the Sellers will prior to the Closing Date amend Exhibit A to reflect such redemption or repurchase);

                           (v) incur any indebtedness for borrowed money, except borrowings under the Funded Indebtedness and other borrowings not in excess of $1,000,000;

                           (vi)     create any Subsidiary or make any
         acquisition or disposition of stock or other securities or assets of any Person except acquisitions or dispositions of inventory and equipment in the Ordinary Course;

                           (vii) merge or consolidate with any corporation or other entity;

                           (viii) (A) create, grant, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets other than liens created pursuant to the Senior Credit Facility and Permitted Encumbrances and other Encumbrances not to exceed $1,000,000,
         (B) incur any liability or obligation (absolute, accrued or contingent), except liabilities and obligations incurred in the Ordinary Course and other liabilities and obligations not in excess of $1,000,000, (C) make any commitment for any capital expenditure to be made on or following the date hereof other than capital expenditures that are not materially in excess of those forecasted in the Company's current operating budget;

                           (ix) enter into, amend, supplement or modify any agreement material to the Neptune Companies taken as a whole except in the Ordinary Course;

                           (x) other than in the Ordinary Course, dispose of or permit to lapse any right to the use of any patent, trademark, trade name, service mark, license or copyright of any Neptune Company which is material to the business of the Neptune Companies taken as a whole (including any of the Intellectual Property), or dispose of or disclose to any Person, any material trade secret, formula, process, technology or know-how of any Neptune Company not heretofore a matter of public knowledge;

                           (xi) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its Affiliates, employees, officers, directors or consultants, except in the Ordinary Course of business consistent with past practice;

                           (xii) adopt, amend or terminate any Employee Plan or increase the benefits provided under any Employee Plan, or promise or commit to undertake any of the foregoing in the future or enter into any new collective bargaining agreement;

                           (xiii) make any payment with respect to any portion of the Funded Indebtedness other than payments required to be made pursuant to the terms of the Funded Indebtedness, in which case such required payment will be the minimum amount required to be paid pursuant thereto;

                           (xiv) make any payment or distribution to any Seller or any Affiliate of any Seller other than (A) payments or distributions required to be made pursuant to any contract, license, agreement, commitment, arrangement, understanding or other instrument disclosed in Schedule 3.22 of this Agreement and made in the Ordinary Course and (B) payments or distributions in respect of salary, benefits and other compensation paid or provided in the Ordinary Course to Class A Stockholders who are employees of a Neptune Company in their capacity as such employees; or

                           (xv) commit, authorize or agree to do or do, as applicable, any of the foregoing; and

                  (b)      Each of the Neptune Companies shall:

                           (i)      conduct its business in the Ordinary Course;

                           (ii) use its commercially reasonable efforts to preserve intact the goodwill and business organization of each Neptune Company, keep the officers and employees of each Neptune Company available to Purchaser and preserve the relationships and goodwill of each Neptune Company with customers, distributors, suppliers, employees and other Persons having business relations with any Neptune Company;

                           (iii) maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification; and

                           (iv) duly and timely, including applicable extensions, file or cause to be filed all material reports and returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due, including applicable extensions, all Taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless contested in good faith by appropriate proceedings.

         In connection with the continued operation of the Neptune Companies during the period commencing on the date hereof and ending on the Closing Date, the Company shall confer, and shall cause the Neptune Companies to confer, in good faith on a regular and frequent basis with Purchaser regarding operational matters and the general status of on-going operations of the Neptune Companies to the extent reasonably requested by Purchaser. Each Seller hereby acknowledges that Purchaser does not and shall not waive any right it may have hereunder as a result of such consultations.

         Section 6.2. Confidentiality. Any information provided to Purchaser or its representatives pursuant to this Agreement shall be held by Purchaser and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated February 1, 2003 by and between Purchaser and III. Notwithstanding any conditions of confidentiality imposed by this Agreement or such Confidentiality Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) provided to such party relating to such tax treatment and tax structure; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any information that is not necessary to understanding the tax treatment and tax structure (as such terms are used in Sections 6011 and 6112 of the Code and the regulations thereunder) of the transactions contemplated herein (including the identity of the parties, any information that could lead another to determine the identity of the parties, any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), any other term or detail not relevant to the transaction's tax treatment or the tax structure, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law). The foregoing is not intended to waive the attorney-client privilege or other privileges, including the tax advisor privilege under Section 7525 of the Code.

         Section 6.3. Certain Efforts. Each of the parties hereto shall use his, her or its reasonable best efforts to perform such party's obligations hereunder and to take, or cause to be taken, or do, or cause to be done, all things necessary, proper, or advisable under applicable Law to obtain all regulatory approvals and to cause the transactions contemplated hereby to be completed in accordance with the terms hereof and shall cooperate fully with each other party and their respective officers, directors, employees, agents, counsel, accountants, and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

                  (a) Promptly upon execution and delivery of this Agreement, each of Purchaser, the Company and the Sellers will use their reasonable best efforts to prepare and file as promptly as possible, or cause to be prepared and filed, with the appropriate Governmental Entity, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, supply all information requested by such Governmental Entity in connection with the HSR Act notification and cooperate with each other in responding to any such request. Each of the parties shall cooperate with each other in promptly filing any other necessary applications, reports or other documents with any Governmental Entity having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by such Governmental Entity. Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not be required under the terms of this Agreement to dispose of or hold separate all or any portion of the businesses or assets of Purchaser or any of its Affiliates or any of the Neptune Companies in order to remedy or otherwise address the concerns (whether or not formally expressed) of any Governmental Entity under the HSR Act or any other antitrust statute or regulation.

                  (b) In the event any claim, action, suit, investigation, or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation, or other proceeding and, if an injunction or other order is issued in any such action, suit, or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby; and

                  (c) Each party shall give prompt written notice to the others of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement or any agreement or document contemplated hereby to be untrue or inaccurate at any time from the date hereof until the Closing or that will or may result in the failure to satisfy any of the conditions specified in Articles VII and VIII and (ii) any failure of any party hereto to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. No such notification shall limit or otherwise affect the terms of this Agreement or the Schedules delivered by the parties pursuant to this Agreement on the date hereof.

                  (d) The Company will use its reasonable best efforts to obtain, prior to the Closing Date, shareholder approval meeting the requirements of Section 280G(b)(5) of the Code and Treasury Regulations Section 1.280G-1 (as if such Treasury Regulations were effective prior to January 1, 2004) with respect to the acceleration of the vesting of the Options (as contemplated by this Agreement). Within a reasonable period of time prior to seeking such shareholder approval, the Company will deliver to Purchaser and its counsel a copy of (i) the consent form on which such approval will be obtained and (ii) the disclosure statement that will accompany such form.

         Section 6.4. No Public Announcement. Prior to the Closing Date, neither Purchaser, the Company nor any Seller shall, without the approval of Purchaser and the Company (which shall not be unreasonably withheld), make any press release or other public announcement to the financial community, government agencies or the general public concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law or applicable rules of the New York Stock Exchange, in which case Purchaser and the Company shall be advised, and Purchaser and the Company shall use their reasonable efforts to give the other party the advance opportunity to review and comment on such release or announcement.

         Section 6.5. Directors' and Officers' Indemnification.

                  (a) Purchaser agrees that (i) the certificate of incorporation or the bylaws of the Company and its Subsidiaries immediately after the Closing shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the certificate of incorporation and bylaws of the Company and its Subsidiaries, respectively, on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Closing in any manner that would adversely affect the rights thereunder of Persons who at or prior to the Closing were directors, officers, employees or agents of the Company or any of its Subsidiaries, unless such modification is required by law and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers and employees of the Company or any of its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Closing shall survive the Closing.

                  (b) The parties agree that the Company (or a third party at the direction of the Company) will pay an amount sufficient to enable the Company to purchase "tail" coverage for a period of three years following the Closing Date (or such longer period, up to a maximum of six years after the Closing Date as shall be requested in writing by the Company to Purchaser at least five (5) Business Days prior to the Closing Date) under the directors and officers liability insurance policy of the Company, as in effect on the Closing Date.

                  (c) In the event Purchaser or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, Purchaser shall use its reasonable best efforts to ensure that proper provisions shall be made so that the successors and assigns of Purchaser or the Company (as applicable) assume the obligations set forth in this Section 6.5.

                  (d) This Section 6.5, which shall survive the Closing and shall continue for the periods specified herein, is intended to benefit any Person or entity referenced in this Section 6.5 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.5 (whether or not parties to this Agreement).

                  (e) Notwithstanding any provision in this Agreement or the insurance policies contemplated by this Section 6.5, no provision or indemnification right in such insurance policies shall limit in any way the right of any Purchaser Indemnified Party or the obligation of any Seller pursuant to Article X of this Agreement.

         Section 6.6. Investigation of the Company by Purchaser. From the date hereof until Closing or termination of this Agreement pursuant to Article IX hereof, which ever occurs earlier, upon reasonable advance notice, the Company shall afford to the officers and authorized representatives of Purchaser (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, senior management, and business and financial records (including Tax Returns filed and those in preparation) of the Neptune Companies, and shall furnish to Purchaser or its authorized representatives such additional information concerning the Neptune Companies and their respective properties, assets, businesses and operations as shall be reasonably requested. Nothing in this Section shall be interpreted so as to grant Purchaser the right to perform invasive or subsurface investigations of the properties or locations of any of the Neptune Companies.

         Section 6.7. No Solicitation; Acquisition Proposals. The Company and each of the Sellers agree that from the date hereof through the Closing Date or the date of termination of this Agreement in accordance with Article IX, as the case may be, neither the Company nor any Seller will, directly or indirectly, through any officer, director, employee, leased employee, partner, stockholder, agent, or Affiliate or otherwise, except in furtherance of the transactions contemplated by this Agreement (a) solicit, initiate, or encourage submission of proposals or offers from any Person relating to any transactions contemplated herein or to the direct or indirect purchase of a material amount of the assets of, or any equity interest in, or any merger, consolidation, or business combination with, any Neptune Company (collectively, an "Acquisition Proposal"),
(b) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with or assist, facilitate, or encourage, any Acquisition Proposal by any Person, (c) enter into any agreement, arrangement, or understanding with respect to an Acquisition Proposal, or (d) sell, transfer, or otherwise dispose of, or enter into any agreement, arrangement, or understanding with respect to, any interest in the assets, capital stock or other equity interests of any Neptune Company.

         Section 6.8. Registration Statement on Form S-3. As promptly as reasonably practible but not later than November 14, 2003, Purchaser will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or any other similar form (the "Registration Statement") registering debt and equity securities, which may be sold by Purchaser from time to time, and Purchaser will use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing.

         Section 6.9. Employee Benefit Plans.

                  (a) Prior to the Closing Date, the Neptune Companies shall make all required contributions and pay all premiums required under each Employee Plan, including any employer matching and profit sharing contributions, and periodic premium payments for retired employee health benefits. Purchaser acknowledges that, on and after the Closing, the Neptune Companies shall remain liable for all accumulated postretirement benefit obligations of the Neptune Companies under Financial Accounting Standard No. 106.

                  (b) Prior to the Closing Date, the Neptune Companies shall take all action required (i) to make any amendments to the Employee Plans required to comply with applicable

Law for periods on or before the Closing Date; (ii) to provide pro rata matching and non-elective contributions from January 1, 2004, to the Closing Date for each Employee Plan that is a pension plan as defined in ERISA Section 3(2) ("Employee Pension Plan"); and (iii) to file or furnish all documentation related to the Employee Plans that are required to be filed with or furnished to any Governmental Entity to comply with applicable Laws for periods on or before the Closing Date. Prior to the Closing Date, the Neptune Companies shall provide to Purchaser all documentation reasonably requested by Purchaser related to all Employee Pension Plans. After the Closing, Purchaser agrees to assume sponsorship of the Employee Pension Plans sponsored by the Neptune Companies in accordance with their respective terms.

                  (c) With respect to employees of the Neptune Companies (and their dependents and beneficiaries where appropriate), Purchaser shall as of the Closing: (i) provide coverage under its employee benefit plans that is no less favorable than the plans it makes available to other similar employees of Purchaser including Group RRSP or other retiree arrangements for DAP employees;
(ii) recognize such employees' employment service with the Neptune Companies (including credit for service with predecessor employers as currently recognized under the applicable Neptune Company plan) for participation, vesting and benefit eligibility purposes under any employee benefit plan Purchaser may provide to such employees; (iii) not require such employees, in the plan year in which the Closing occurs, to satisfy any deductible, co-payment, out of pocket maximum or similar requirements under Purchaser's plans to the extent of amounts previously credited for such purposes under the applicable Neptune Company plan, but, if the Closing occurs after January 1, 2004, Purchaser will credit such employees with payments toward the deductible, co-payment and out-of-pocket maximum of Purchaser's plan provided that such employee provides Purchaser with documentation that is reasonably satisfactory to Purchaser; (iv) not apply to such employees any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in Purchaser's plans under the definitions of the Health Insurance Portability and Accountability Act of 1996; and (v) honor in full all accrued vacation not taken for the calendar year in which the Closing occurs.

                  (d) The Neptune Companies shall be permitted to pay its respective employees bonuses with respect to the calendar year 2003 in the Ordinary Course upon prior written consent of Purchaser, which consent shall not be unreasonably withheld. In the event such bonuses become payable after the Closing, Purchaser shall cause the Neptune Companies to pay such bonuses.

         Section 6.10. Interim Financials; Cooperation with Financing. During the period prior to the Closing Date, the Company shall provide to Purchaser consolidated monthly balance sheets, statements of operations, stockholders' equity (deficiency), and cash flow within twenty (20) Business Days after the end of each month. Further, the Company shall, and shall cause the other Neptune Companies to, cooperate in connection with the arrangement of Purchaser's financing including, without limitation, (a) cooperating with Purchaser to provide the banks and other institutions arranging or providing Purchaser's financing all information (financial and other) with respect to the Neptune Companies and the transactions contemplated by this Agreement reasonably requested by Purchaser, (b) causing the Company's senior officers and other Company representatives to be available to Purchaser and the banks and other institutions arranging or providing Purchaser's financing to participate in due diligence sessions and to participate in presentations related to any transaction comprising Purchaser's financing, including "road show" presentations to rating agencies, potential lenders and other investors, (c) assisting in the preparation of one or more appropriate offering documents and assisting Purchaser and the banks and other institutions arranging or providing Purchaser's financing in preparing other appropriate marketing materials, in each case to be used in connection with such financing, and (d) requesting the Company's independent auditors to prepare and deliver "comfort letters", dated the date of each offering document used in connection with any transaction comprising Purchaser's financing (with appropriate bring down comfort letters delivered on the closing date for each financing), in compliance with professional standards.

         Section 6.11. Charter and Stockholder Agreement. The Sellers shall, and shall cause the Neptune Companies to, take all appropriate steps to terminate the Stockholder Agreement, which termination shall be effective as of the Closing and to amend the Certificate of Designation to the effect attached hereto as Exhibit 6.11. Each Seller hereby agrees to waive (and agrees to cause the Company to waive) any rights of first refusal or other rights to acquire, bid for or otherwise purchase any Class A Common Stock, Class B Common Stock, Class D Common Stock, Convertible Preferred Stock or Options or approve the transactions contemplated by this Agreement, as the case may be.

         Section 6.12. DAP. Prior to the Closing, the Company or one of its direct or indirect Subsidiaries shall take all actions necessary in order to purchase and/or cancel (the "DAP Option Purchase") all of the options outstanding as of the date hereof (the "DAP Options") to purchase shares of DAP from the holders of such options. The DAP Option Purchase shall be effected solely through a cash payment to be made on or before the Closing Date and pursuant to documents which are reasonably satisfactory to Purchaser.

                                  ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         Section 7.1. No Misrepresentation or Breach of Covenants and
Warranties.

                  (a) The Company shall have performed in all material respects all agreements required to be performed by it at or prior to Closing.

                  (b) (i) The representations and warranties of the Company, the Sellers and the Convertible Preferred Stockholders contained in Sections 3.2(a), 3.3, 3.4, 3.7(b), 3.18(h), 3.20, 4.1(a), 4.1(b), 4.2(a), 4.2(b)
and 4.2(d) shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of the Closing Date and
(ii) the remaining representations and warranties of the Company and the Sellers contained in Article III and Article IV shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date); provided, however, that the condition in this Section 7.1(b)(ii) shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Material Adverse Effect (ignoring for the purposes of this Section 7.1(b)(ii) any qualifications by Material Adverse Effect or otherwise by material adversity and any materiality qualification or words of similar import contained in such representations or warranties). Notwithstanding anything herein to the contrary, the representation and warranty contained in Section 3.7(b) shall be deemed to be true and accurate as of the date hereof and as of the Closing Date so long as the calculations reflected in the Funds Flow Statement accurately take into consideration the full amount of the Funded Indebtedness as of the Settlement Date.

                  (c) Each Seller shall have performed in all material respects all agreements required to be performed by such Seller at or prior to Closing.

                  (d) The Purchaser shall have received a certificate executed by the Company and the Sellers as to compliance with this Section 7.1.

         Section 7.2. Resignations of Directors. The Company shall have furnished Purchaser with signed resignations, effective as of the Closing, of each director of each Neptune Company, other than those directors of the Neptune Companies identified at least two (2) Business Days prior to the Closing as Persons whose resignations are not required by Purchaser.

         Section 7.3. Litigation.

                  (a) As of the Closing Date, there shall be no Law, injunction, writ, preliminary restraining order, restraining order or decree of any nature of any court or other Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby; and

                  (b) No proceeding or lawsuit shall have been commenced before any court or other Governmental Entity for the purpose of obtaining such injunction, writ, preliminary restraining order, restraining order or decree; provided that this condition set forth in this Section 7.3(b) shall be deemed satisfied unless proceeding with the Closing is likely to result in a Material Adverse Effect.

         Section 7.4. Governmental Approvals. The filing and waiting period requirements of the HSR Act shall have been complied with to the extent applicable. Similarly, the filing and waiting period requirements (and, if required, governmental approvals) under the Laws of Canada and Mexico shall have been complied with (or obtained) to the extent applicable. All other required authorizations, consents and approvals of (or filings with) any Governmental Entity shall have been obtained or made except for those authorizations, consents and approvals which if not obtained would not have a Material Adverse Effect.

         Section 7.5. No Material Adverse Effect. The Neptune Companies shall not have suffered a Material Adverse Effect or any development likely to result in a Material Adverse Effect from the date of this Agreement through the Closing Date. Purchaser shall have received a certificate executed by the Company as to compliance with this Section 7.5.

         Section 7.6. Closing Date Payoff Letters; Release of Liens. The Company shall have delivered to Purchaser:

                  (a) evidence reasonably satisfactory to Purchaser of the aggregate amount that would have been necessary to prepay in full the Funded Indebtedness as of the Settlement Date;

                  (b) evidence reasonably satisfactory to Purchaser of the aggregate amount of principal outstanding and interest accrued under the Senior Credit Facility, the Subordinated Notes and the Supplemental Debt through the Closing Date; and

                  (c) (i) a payoff letter from the administrative agent for the lenders party to the Senior Credit Facility which includes (A) the aggregate amount outstanding of indebtedness under the Senior Credit Facility on the Closing Date (including any interest accrued thereon, any prepayment premiums and penalties and any accrued fees and expenses associated with the prepayment of the Senior Credit Facility, in each case, outstanding as of and payable on the Closing Date) and (B) an agreement that, if such aggregate amount so identified is paid to the administrative agent, on the Closing Date, the administrative agent on behalf of the lenders, will release any and all Encumbrances granted to the lenders under the Senior Credit Facility and will take all actions reasonably requested to evidence such release and (ii) upon satisfaction of the relevant requirements set forth in the Indenture related to the Subordinated Notes, an instrument from the trustee under the Indenture acknowledging satisfaction and discharge of the Indenture, on the terms set forth in Section 8.03 of the Indenture; provided that, acceptance by Purchaser of such payoff letter and instrument on the Closing Date shall evidence satisfaction of the condition set forth in this Section 7.6(b).

         Section 7.7. Closing Date Transaction Expense Statement. The Company shall have delivered to Purchaser a statement from the Company (executed by the President and the Chief Financial Officer of the Company) (the "Closing Date Transaction Expense Statement") which sets forth, by payee, the amount of Transaction Payments which have been or will be made to any Person by the Company after the Settlement Date and which further specifically sets forth (i) the aggregate amount of such portion of the Transaction Payments which have been or will be paid to such Person after the Settlement Date but prior to the Closing Date and (ii) the aggregate amount of such portion of the Transaction Payments which are to be paid to such Person on the Closing Date. In addition to the Closing Date Transaction Expense Statement, the Company shall have delivered to Purchaser documents which confirm to the reasonable satisfaction of Purchaser that upon payment of the respective amounts specified in such Statement, each Person that is to be paid in accordance with such Statement shall have been paid in full by the Neptune Companies and the Sellers for all services rendered and expenses incurred, to or on behalf of the Neptune Companies, on or prior to the Closing Date.

         Section 7.8. Stockholder Agreement. All necessary actions shall have been taken by the Sellers to terminate the Stockholder Agreement as of the Closing.

         Section 7.9. Redemption. The Convertible Preferred Stock shall be redeemed concurrently with the Closing in accordance with Section 2.3(a)(i) of this Agreement to the extent required pursuant to the Certificate of Designation.

         Section 7.10. Stock and Option Certificates. In accordance with Section 2.3(b) of this Agreement, the Sellers and the Company shall have delivered to Purchaser (a) stock certificates representing all of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock and Convertible Preferred Stock (including the Convertible Preferred Stock to be redeemed on the Closing Date in accordance with the Certificate of Designation) and accompanying stock powers duly executed by the applicable Seller, evidencing the transfer of such shares to Purchaser or the Company, as applicable, and (b) documentation reasonably satisfactory to Purchaser that all of the outstanding Options shall be terminated as of the Closing.

         Section 7.11. General. All corporate proceedings required to be taken on the part of any Neptune Company in connection with the transactions contemplated by this Agreement shall have been taken. Purchaser shall have received copies of such customary good standing certificates and incumbency certificates in connection with the transactions contemplated hereby.

         Section 7.12. FIRPTA Affidavit. The Company shall have delivered to Purchaser an affidavit (which shall be signed under penalties of perjury, dated as of the Closing Date, and in form and substance required by Treasury Regulation ss. 1.897-2(h) so that Purchaser shall be exempt from withholding any portion of the Purchase Price under Section 1445 of the Code) stating that the Company is not and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code a United States real property holding corporation.

         Section 7.13. Closing Date Exhibit A. The Company shall have delivered to Purchaser a final form of Exhibit A which is certified by the Company and the Sellers as being true and correct as of the Closing Date (the "Closing Date Exhibit A").

         Section 7.14. Funds Flow Statement. The Company shall have delivered to Purchaser a statement (the "Funds Flow Statement") setting forth (i) the calculation of the Fully Diluted Number and the Per Share Amount and (ii) the amount of each payment to be made pursuant to Sections 2.3 and 2.5. The Funds Flow Statement shall be accompanied by acknowledgements signed by each Seller, Convertible Preferred Stockholder, Option Holder and Robert Geckle in the form of Exhibit 7.14.

         Section 7.15. DAP. The Company or one of its direct or indirect Subsidiaries shall have consummated the DAP Option Purchase and provided reasonably satisfactory evidence of such to Purchaser.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
     OF THE COMPANY, THE SELLERS AND THE CONVERTIBLE PREFERRED STOCKHOLDERS

         The obligations of the Company, the Sellers and the Convertible Preferred Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         Section 8.1. No Misrepresentation or Breach of Covenants and
Warranties.

                  (a) Purchaser shall have performed in all material respects all agreements required to be performed by it at or prior to Closing; and

                  (b) each of the representations and warranties of Purchaser contained in Article V of this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date.

         Section 8.2. Litigation.

                  (a) As of the Closing Date, there shall be no Law, injunction, writ, preliminary restraining order, restraining order or decree of any nature of any court or other Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby; and

                  (b) No proceeding or lawsuit shall have been commenced before any court or other Governmental Entity for the purpose of obtaining such injunction, writ, preliminary restraining order, restraining order or decree; provided that this condition set forth in this Section 8.2(b) shall be deemed satisfied unless proceeding with the Closing is likely to result in a Material Adverse Effect.

         Section 8.3. Governmental Approvals. The filing and waiting period requirements of the HSR Act shall have been complied with to the extent applicable. Similarly, the filing and waiting period requirements (and, if required, governmental approvals) under the Laws of Canada and Mexico shall have been complied with (or obtained) to the extent applicable. All other required authorizations, consents and approvals of (or filings with) any Governmental Entity shall have been obtained or made except for those authorizations, consents and approvals which if not obtained would not have a Material Adverse Effect.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.1. Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing Date:

                  (a) by written consent of Purchaser and the Company (on behalf of itself, the Sellers and the Convertible Preferred Stockholders);

                  (b) by Purchaser or the Company (on behalf of itself, the Sellers and the Convertible Preferred Stockholders) if:

                           (i) any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting such transaction and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (ii) the Closing shall not have occurred on or prior to February 27, 2004; provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by Purchaser in the event of a material breach by the Company or the Sellers of this Agreement which has not been cured within 30 days after the giving of written notice to the Company or which is incapable of being cured prior to February 27, 2004;

                  (d) by the Company (on behalf of itself, the Sellers and the Convertible Preferred Stockholders) in the event of a material breach by Purchaser of this Agreement, which has not been cured within 30 days after the giving of written notice to Purchaser or which is incapable of being cured prior to February 27, 2004; or

                  (e) by the Company (on behalf of itself, the Sellers and the Convertible Preferred Stockholders) in the event the Effective Date has not occurred on or prior to February 1, 2004.

                  (f) No party may terminate this Agreement pursuant to Sections 9.1(b), (c), or (d) if the failure of the condition (or failure of the condition to be reasonably capable of being satisfied within the applicable time period) giving rise to the right to terminate results from the breach by such party of any of its obligations in this Agreement. If this Agreement is terminated pursuant to this Section 9, all obligations of the parties under this Agreement shall be terminated without liability or penalty on the part of any party or its officers, directors or shareholders to any other party; provided, however, that no such termination shall relieve any party from liability for damages resulting from any breach by such party of this Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.

                                   ARTICLE X

                                 INDEMNIFICATION

         Section 10.1. Article III Indemnification Obligations. Each Seller shall, pro rata according to each Seller's Seller's Percentage, indemnify, defend and hold harmless Purchaser and its Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "Purchaser Indemnified Parties") from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to any breach or inaccuracy of any representation or warranty made by any Seller or the Company in Sections 3.3, 3.4 and 3.7(b) of this Agreement.

         Section 10.2. Article IV Indemnification Obligations. Each Seller and each Convertible Preferred Stockholder shall severally indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to any breach or inaccuracy of any representation or warranty made by such Seller or such Convertible Preferred Stockholder in Sections 4.1(a), 4.1(b), 4.2(a) or 4.2(b), as applicable, of this Agreement.

         Section 10.3. Claims Period. All claims by any Purchaser Indemnified Party pursuant to Section 10.1 and Section 10.2 must be made on or before the first anniversary of the Closing Date.

         Section 10.4. Limitations. Notwithstanding anything in this Article X, the aggregate amount of indemnification obligations with respect to any Seller or Convertible Preferred Stockholder shall be limited to the amount such Seller or Convertible Preferred Stockholder receives as payment pursuant to Sections 2.3(a)(i) through 2.3(a)(iv), as applicable.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Amendment and Modification. This Agreement may be amended only by a written agreement signed by Purchaser, the Sellers and the Company, as well as any Convertible Preferred Stockholder adversely affected by such amendment, at any time prior to the Closing Date with respect to any of the terms contained herein.

         Section 11.2. Non-Survival of Representations and Warranties. Except for the representations and warranties in Sections 3.3, 3.4, 3.7(b), 4.1(a), 4.1(b), 4.2(a) and 4.2(b) of this Agreement, which shall survive for a period of one year following the Closing Date, the respective representations and warranties of Purchaser, the Convertible Preferred Stockholders and the Company contained in Articles III, IV and V of this Agreement shall terminate at, and not survive, the Closing.

         Section 11.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in the case that any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         Section 11.4. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and Purchaser.

         Section 11.5. Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties except that Purchaser may, without the obligation to obtain the prior written consent of any other party, assign this Agreement or all or any part of its rights or obligations hereunder to one (1) or more direct or indirect wholly-owned subsidiaries of Purchaser (in all or any of which cases Purchaser shall remain responsible for the performance of all of its obligations under this Agreement). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns, heirs, legatees, distributees, executors, administrators and guardians.

         Section 11.6. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified herein, all references to Articles, Sections, Exhibits and Schedules shall refer to the Articles, Sections, Exhibits and Schedules, respectively, of this Agreement. Unless this Agreement states otherwise, all references to dollars in this Agreement shall refer to United States dollars.

         Section 11.7. Schedules and Exhibits. The schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Except as expressly set forth herein, disclosure of any fact or item in any schedule hereto shall, to the extent reasonably apparent by cross-reference from the face of such schedule and relevant to any other schedule or schedules, be deemed to be disclosed in such other schedule or schedules, notwithstanding the lack of a specific cross-reference.

         Section 11.8. Knowledge. In each provision of this Agreement in which a representation or warranty is qualified to the "knowledge" of a Person or to the "best of the knowledge" of a person, unless otherwise stated in such provision, each such phrase means that the Person does not have actual knowledge after due investigation thereof of any state of facts which is different from the facts described in the warranty or representation. With respect to the Company, such knowledge shall refer solely to the "knowledge" of one or more of the Persons identified in Schedule 11.8. In Article III of this Agreement where a representation or warranty is qualified to the "actual knowledge" of a Person each such phrase means that the Person does not have actual knowledge of any state of facts which is different from the facts described in the warranty or representation. With respect to the Company, such actual knowledge shall refer solely to the "actual knowledge" of one or more of those Persons identified in
Schedule 11.8.

         Section 11.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, in each case in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 11.10. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 11.10.

         Section 11.11. Expenses. In accordance with Section 2.5(b), to the extent applicable, the Company will pay all costs and expenses incurred by the Company or the Sellers in connection with the transactions contemplated by this Agreement (including, without limitation, attorneys', accountants', brokers', finders', and investment banking fees and expenses). Purchaser shall bear all such costs and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement. The fees and expenses related to any filing made pursuant to the HSR Act shall be paid one half by Purchaser and one half by the Company.

         Section 11.12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if given by delivery in Person; or (b) on the next business day when sent by overnight courier service, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to Purchaser, to:

                       Roper Industries, Inc.
                       2160 Satellite Blvd.
                       Duluth, Georgia 30097
                       Attention: C. Thomas O'Grady
                                  Shanler D. Cronk

                       with a copy to:

                       King & Spalding LLP
                       191 Peachtree Street
                       Atlanta, Georgia 30303-1763
                       Attention: Russell B. Richards

         If to the Company, to:

                       Neptune Technology Group Holdings Inc.
                       c/o Neptune Technology Group Inc.
                       1600 Alabama Highway 229
                       Tallassee, Alabama 36078
                       Attention: Charles DiLaura (if prior to the Closing Date)
                                  James Mannebach (if after the Closing Date)
                       with a copy to:

                       Investcorp International, Inc.
                       280 Park Avenue
                       36th Floor West
                       New York, New York 10017
                       Attention: Kevin Nickelberry

                       and

                       Gibson, Dunn & Crutcher LLP
                       200 Park Avenue
                       New York, New York 10166-0193
                       Attention: E. Michael Greaney

         If to the Sellers or the Convertible Preferred Stockholders, to:

                       the addresses set forth on Exhibit A hereto;

                       with a copy to:

                       Gibson, Dunn & Crutcher LLP
                       200 Park Avenue
                       New York, New York 10166-0193
                       Attention: E. Michael Greaney

         Section 11.13. Entire Agreement. This Agreement (including the exhibits and other documents referred to herein) and the Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

         Section 11.14. No Third Party Beneficiaries. Except as expressly provided in Section 6.5, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

         Section 11.15. Governing Law; Jurisdiction; Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts or choice of laws. Any case, proceeding or action concerning any dispute arising out of or relating to this Agreement must be brought in a court situated in the State of Delaware, and each party hereto consents and submits to the jurisdiction of any state or federal court sitting in the State of Delaware for any such case, proceeding or action. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.

         Section 11.16. No Implied Representations. Notwithstanding any other provision of this Agreement, Purchaser acknowledges and agrees that neither the Company, the Sellers, nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company and its Subsidiaries except as expressly set forth in this Agreement, and Purchaser is not relying on any information concerning the Company and its Subsidiaries except as so expressly set forth in this Agreement. Without limiting the foregoing, it is further expressly understood and agreed that any projections or estimates that may have been furnished to the Purchaser or its Affiliates or advisors are not and shall not be deemed to be representations or warranties of the Company or any other Person.

                      [Signature Pages Immediately Follow]

                                       A-2
         IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

                                NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.



                                By:    /s/ Charles C. DiLaura
                                       ----------------------------------------
                                       Name:  Charles C. DiLaura
                                       Title: President

                                ROPER INDUSTRIES, INC.



                                By:    /s/ C. T. O'Grady
                                       ----------------------------------------
                                       Name:  C. T. O'Grady
                                       Title: VP, Mergers & Acquisitions



                       (signatures continue on next page)



[Signature page to Stock Purchase Agreement]

                                             CLASS A SELLERS:



                                             ANDALUSIA LIMITED



                                             By: /s/ Peter Yates
                                                 ------------------------------
                                                 Name:  Martonmere Services Ltd.
                                                 Title: Director



                                             CLAIBORNE LIMITED



                                             By: /s/ Peter Yates
                                                 ------------------------------
                                                 Name:  Martonmere Services Ltd.
                                                 Title: Director



                                             FOSTERS LIMITED



                                             By: /s/ Peter Yates
                                                 ------------------------------
                                                 Name:  Martonmere Services Ltd.
                                                 Title: Director



                                             PETERMAN LIMITED



                                             By: /s/ Peter Yates
                                                 ------------------------------
                                                 Name:  Martonmere Services Ltd.
                                                 Title: Director



                                             INVESTCORP NEPTUNE LIMITED
                                              PARTNERSHIP



                                             By: /s/ Ebrahim H. Ebrahim
                                                 ------------------------------
                                                 Name:  Meter International
                                                        Limited
                                                 Title: Sole General Partner

                                             EQUITY NEA LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director



                                             METER EQUITY LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director



                                             METER HOLDINGS LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director



                                             METER INVESTMENTS LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director



                                             NEPTUNE EQUITY LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director



                                             NEPTUNE IIP LIMITED



                                             By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                 Name:   The Director Ltd.
                                                 Title:  Director




[Signature page to Stock Purchase Agreement]

                                             NEPTUNE INTERNATIONAL LIMITED



                                              By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                  Name:   The Director Ltd.
                                                  Title:  Director



                                              TRIDENT EQUITY LIMITED



                                              By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                  Name:   The Director Ltd.
                                                  Title:  Director



                                              WATER EQUITY LIMITED



                                              By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                  Name:   The Director Ltd.
                                                  Title:  Director



                                              WATER HOLDINGS LIMITED



                                               By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                   Name:   The Director Ltd.
                                                   Title:  Director



                                               WATER INVESTMENTS LIMITED



                                               By:   /s/ Sydney J. Coleman
                                                 ------------------------------
                                                   Name:   The Director Ltd.
                                                   Title:  Director


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                                                 /s/ Charles C. DiLaura
                                                 ------------------------------
                                                 CHARLES C. DILAURA






                                                 /s/ Joe Irving Breeding
                                                 ------------------------------
                                                 JOE IRVING BREEDING





                                                 /s/ Joseph M. Bridges
                                                 ------------------------------
                                                 JOSEPH M. BRIDGES





                                                 /s/ Kent O. Murray
                                                 ------------------------------
                                                 KENT O. MURRAY





                                                 /s/ Thierry Swinson
                                                 ------------------------------
                                                 THIERRY SWINSON





                                                 /s/ David Stoddart
                                                 ------------------------------
                                                 DAVID STODDART





                                                 /s/ Henry T. Golden
                                                 ------------------------------
                                                 HENRY T. GOLDEN


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                                                 /s/ Lawrence M. Russo
                                                 ------------------------------
                                                 LAWRENCE M. RUSSO





                                                 /s/ James W. Nusbaum
                                                 ------------------------------
                                                 JAMES W. NUSBAUM







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
                            CLASS D SELLERS:



                                INVESTCORP INVESTMENT EQUITY LIMITED



                                By:/s/ Sydney J. Coleman
                                   --------------------------------------------
                                    Name:   The Director Ltd.
                                    Title:  Director



                                BALLET LIMITED



                                By: /s/ Rishi Kapoor
                                    -------------------------------------------
                                    Name:   Rishi Kapoor
                                    Title:  Authorized Representative



                                DENARY LIMITED



                                By: /s/ Stephen J. Atkinson
                                    -------------------------------------------
                                    Name:   Stephen J. Atkinson
                                    Title:  Authorized Representative



                                GLEAM LIMITED



                                By: /s/ Christopher J. Carolan
                                    -------------------------------------------
                                    Name:   Christopher J. Carolan
                                    Title:  Authorized Representative



                                HIGHLANDS LIMITED



                                By: /s/ Meredith I. Brody
                                    -------------------------------------------
                                    Name:   Meredith I. Brody
                                    Title:  Authorized Representative



                                NOBLE LIMITED



                                By: /s/ Mufeed Rajab
                                    -------------------------------------------
                                    Name:   Mufeed Rajab
                                    Title:  Authorized Representative



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                                OUTRIGGER LIMITED



                                By: /s/ Stephen Ritchie
                                    -------------------------------------------
                                    Name:   Stephen Ritchie
                                    Title:  Authorized Representative



                                QUILL LIMITED



                                By: /s/ Kevin O'Shea
                                    -------------------------------------------
                                    Name:   Kevin O'Shea
                                    Title:  Authorized Representative



                                RADIAL LIMITED



                                By: /s/ John Ord
                                    -------------------------------------------
                                    Name:   John Ord
                                    Title:  Authorized Representative



                                SHORELINE LIMITED



                                By: /s/ Salman Javed
                                    -------------------------------------------
                                    Name:   Salman Javed
                                    Title:  Authorized Representative



                                ZINNIA LIMITED


                                By: /s/ Harin Wijeyeratne
                                    -------------------------------------------
                                    Name: Harin Wijeyerante
                                    Title: Authorized Representative





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                                CONVERTIBLE PREFERRED STOCKHOLDERS:



                                DLJ INVESTMENT PARTNERS II, L.P.


                                By:  DLJ Investment Partners II, Inc.,
                                      its Managing General Partner

                                By: /s/ Charles W. Harper
                                    -------------------------------------------
                                    Name:  Charles W. Harper
                                    Title:    Principal


                                DLJ INVESTMENT PARTNERS, L.P.


                                By:  DLJ Investment Partners II, Inc.,
                                      its Managing General Partner

                                By: /s/ Charles W. Harper
                                    -------------------------------------------
                                    Name: Charles W. Harper
                                    Title:   Principal


                                DLJIP II HOLDINGS, L.P.


                                By:  DLJ Investment Partners II, Inc.,
                                       its General Partner

                                By: /s/ Charles W. Harper
                                    -------------------------------------------
                                    Name: Charles W. Harper
                                    Title:    Principal




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                                YORK STREET MEZZANINE PARTNERS, L.P.


                                By:  York Street Capital Partners, L.L.C.,
                                its general partner

                                By: /s/ Christopher A. Layden
                                    -------------------------------------------
                                    Name: Christopher A. Layden
                                    Title:   MD







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                                964536 ONTARIO LIMITED


                                By: /s/ J. Mark MacDonald
                                    -------------------------------------------
                                    Name:  J. Mark MacDonald
                                    Title:   Authorized Signatory





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                                    METROPOLITAN LIFE INSURANCE COMPANY


                                    By: /s/ Susan Garrett
                                        ---------------------------------------
                                        Name: Susan Garrett
                                        Title:   Director